EXHIBIT 2

                         TRIGON INDUSTRIES LIMITED
                         SHARE PURCHASE AGREEMENT


          AGREEMENT dated as of 10 January, 1995, among SEALED AIR HOLDINGS (NZ) LIMITED, a New Zealand corporation ("Holdings"), TRIGON INDUSTRIES LIMITED, a New Zealand corporation (the "Company"), JAMES WILLIAM FERGUSON FOREMAN and DIANE SHIRLEY FOREMAN (each a "Selling Shareholder" and together the "Selling Shareholders"), and SEALED AIR CORPORATION, a Delaware corporation ("Sealed Air").

                                WITNESSETH:

          WHEREAS, the Company has an issued and paid up capital of 6,945,282 A ordinary shares (the "A Shares"), 1,272,918 B ordinary shares (the "B Shares"), and 1,781,800 C preference shares (the "C Shares"), each with a nominal value of $0.50 (NZ), the A Shares, the B Shares and the C Shares being herein collectively referred to as "Company Capital Stock");

          WHEREAS, the Selling Shareholders own, or will at the time of the Closing (as defined in Section 2(a)) own, all of the issued and outstanding shares of Company Capital Stock (the
"Outstanding Company Shares"); and

          WHEREAS, Holdings desires to purchase the Outstanding
Company Shares from the Selling Shareholders, and the Selling
Shareholders desire to sell the Outstanding Company Shares to Holdings;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Purchase and Sale of Company Capital Stock.

          (a) Purchase Price. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), Holdings shall purchase from the Selling Shareholders, and the Selling Shareholders shall sell to Holdings, the Outstanding Company Shares for a consideration of $68,888,000 (NZ) (the "Purchase Price"), amounting to a price of $6.8888(NZ) per share (the "Price Per Share") for each outstanding A Share, B Share and C Share.

          (b) Payment of the Purchase Price. Holdings shall satisfy the Purchase Price by delivering to the Selling Shareholders or to a trust to be formed by them under the laws of New Zealand for the purpose of holding the Sealed Air Shares, the sole trustees of which shall be citizens and residents of New Zealand (the "Sealed Air Share Trust") or to a New Zealand registered and resident company, Griton Holdings Limited ("Griton"), or The New Zealand Guardian Trust Company Limited in its capacity as escrow agent pursuant to Section 2(b)(iii) ("Escrow Agent") (i) a number of whole shares (each a "Sealed Air Share") of Sealed Air's Common Stock, par value $0.01 (U.S.) per share ("Sealed Air Common Stock"), having an aggregate value determined pursuant to Section 1(c) of up to $49,888,000 (NZ) and
(ii) cash for the balance of the Purchase Price. The portion of the Purchase Price to be paid in Sealed Air Shares shall be reduced by the product of (x) the portion of the Price Per Share to be paid in Sealed Air Shares and (y) the number of Outstanding Company Shares beneficially owned by citizens or residents of the United States or the United Kingdom for the benefit of whom an offer not involving Sealed Air Shares is made pursuant to Section 3(c)(viii) by the Selling Shareholders, and such amount of the Purchase Price shall be paid in cash.

          (c)  Determination and Allocation of Sealed Air Shares.

               (i) The aggregate number of whole Sealed Air Shares to be delivered in exchange for the portion of the Purchase Price to be paid in Sealed Air Shares shall be determined by (x) multiplying the portion of the Purchase Price to be paid in Sealed Air Shares by the Exchange Rate (as hereinafter defined) and (y) dividing such product by the Average Closing Market Price (as hereinafter defined) and rounding the quotient to the nearest whole share. The term "Average Closing Market Price" shall mean the average of the closing market prices for Sealed Air Common Stock as reported in the Eastern Edition of The Wall Street Journal for each of the five days on which such shares are traded on the New York Stock Exchange ("Trading Days") immediately preceding the date which is seven Trading Days before the Closing Date, on which date such price shall be determined. The term "Exchange Rate" shall mean the spot rate U.S. Dollar equivalent of the New Zealand Dollar as reported in the Eastern Edition of The Wall Street Journal at the close of business on the date on which the Average Closing Market Price is determined.

               (ii) The number of whole Sealed Air Shares to be delivered to each Selling Shareholder shall be determined by multiplying the aggregate number of Sealed Air Shares determined pursuant to clause (i) above by a fraction, the numerator of which shall be the number of Outstanding Company Shares held of record by such Selling Shareholder and the denominator of which will be the aggregate number of Outstanding Company Shares.

          (d) Fractional Shares. No fractional Sealed Air Shares shall be issued or delivered to any Selling Shareholder or to the Sealed Air Share Trust or Griton or the Escrow Agent. If a fractional share of Sealed Air Common Stock would be issuable to any Selling Shareholder or the Sealed Air Share Trust or Griton or the Escrow Agent, such Selling Shareholder or the Sealed Air Share Trust or Griton or the Escrow Agent as the case may be shall be entitled to receive in lieu thereof, an amount of cash determined by multiplying the Average Closing Market Price (expressed in New Zealand Dollars calculated in accordance with the Exchange Rate) by the fraction of a share of Sealed Air Common Stock to which such person would otherwise have been entitled.

          (e)  Certain Agreements Relating to the Resale of
Sealed Air Shares.

          (i) Within thirty (30) days after the effective date of the Registration Statement (as defined in Section 8(b)), the Selling Shareholders shall cause Sealed Air and Holdings to be notified of the number of Sealed Air Shares that are desired to be sold with the benefit of this Section 1(e), which shall in any event include all the Sealed Air Shares to be delivered to The New Zealand Guardian Trust Company Limited as escrow agent in accordance with Section 2(b)(iii), and shall cause such Sealed Air Shares to be deposited with a brokerage firm or other financial institution of international standing reasonably acceptable to Sealed Air.

          (ii) Such brokerage firm of other financial institution shall be directed to sell the Sealed Air Shares deposited with it on an orderly basis within 90 days after the date on which such Sealed Air Shares are deposited in accordance with the plan of distribution set forth in the Registration Statement as referred to in Section 8(b) and to hold the net proceeds of such sales, and the Selling Shareholders shall cause such brokerage firm or other financial institution to deliver to each of them and to Sealed Air a copy of each confirmation of the sale of such Sealed Air Shares.

          (iii) At the end of such ninety (90) day period or on such other date as Sealed Air and the Selling Shareholders shall mutually agree, after all of such Sealed Air Shares shall have been sold, the aggregate net proceeds of the sale of such shares, as reflected in such confirmations, shall be computed and shall be converted into New Zealand Dollars at the spot rate New Zealand Dollar equivalent of the U.S. Dollar as reported in the Eastern Edition of The Wall Street Journal at the close of business on the last business day immediately prior to the date on which such computation is made. If the net proceeds in New Zealand Dollars of the sale of such shares divided by the number of shares sold exceeds the Average Closing Market Price (expressed in New Zealand Dollars, calculated in accordance with the Exchange
     Rate), then the Selling Stockholders shall cause such brokerage firm or other financial institution to pay such excess amount to Holdings. If the net proceeds in New Zealand Dollars of the sale of such shares divided by the number of shares sold is less than the Average Closing Market Price (expressed in New Zealand Dollars calculated in accordance with the Exchange Rate), Holdings shall promptly after the calculation of the amount of such shortfall pay the amount of such shortfall to the Selling Shareholders or to the Sealed Air Share Trust or Griton or the Escrow Agent in New Zealand Dollars, such that the total amount received by them in New Zealand Dollars in respect of the sale of such shares shall equal the number of Sealed Air Shares sold multiplied by the Average Closing Market Price (expressed in New Zealand Dollars, calculated in accordance with the Exchange Rate).

          (iv) The Selling Shareholders shall cause Sealed Air and Holdings to be advised from time to time of the number of Sealed Air Shares covered by the Registration Statement that have been sold or otherwise disposed of pursuant to this subsection (e). If at the end of such ninety (90) day period any of such Sealed Air Shares shall not have been sold solely as a result of adverse market conditions and not as a result of any decision to delay such sale beyond such 90th day, the ninety (90) day period shall be extended for such period of time as shall be reasonably necessary to provide for an orderly disposition of such Sealed Air Shares.

          2.  Closing.

          (a) Time and Place of Closing. The Closing under this Agreement (the "Closing") shall take place, unless Sealed Air and the Selling Shareholders agree upon another date or place, at the offices of Bell Gully Buddle Weir, 17th Floor, The Auckland Club Tower, 34 Shortland Street, Auckland 1, New Zealand, at 10:00 A.M., local time, on a date (the "Closing Date") to be mutually agreed upon by Sealed Air and the Selling Shareholders as promptly as practicable after the conditions set forth in Section 3 shall have been satisfied, which date shall, unless otherwise agreed, be not later than 31 March, 1995. In the event that no Closing is held on or before such date, other than by reason of default of any of the parties this Agreement shall become void and of no effect with no liability on the part of any party hereto except that the provisions of Sections 9(a) and 9(c) shall survive any such termination. Sealed Air, Holdings, the Company and the Selling Shareholders shall each use their reasonable commercial efforts to cause the conditions set forth in Section 3 to be satisfied as promptly as practicable after the execution of this Agreement and in any event prior to the Closing.

          (b)  Exchange of Stock Certificates; Method of Payment.
At the Closing, subject to the satisfaction or waiver on or before the Closing Date of the conditions set forth in Section 3:

               (i) the Selling Shareholders shall cause to be delivered to Holdings certificates representing all of the outstanding A Shares, B Shares and C Shares together with duly executed share transfers and evidence, in form and substance satisfactory to Sealed Air and Holdings, of the passing of an appropriate resolution of the directors of the Company approving the share transfers and authorizing the issuance of new share certificates covering the Outstanding Company Shares to Holdings; and

              (ii) subject to Section 2(b)(iii), Holdings shall deliver to each Selling Shareholder (A) a certificate, registered in the name of such Selling Shareholder, for the number of whole Sealed Air Shares to be issued to such Selling Shareholder, which certificate shall bear the legend provided for in Section 8(a)(vi), (B) payment of cleared funds to an account nominated by such Selling Shareholder for the balance of the Purchase Price for the shares of Company Capital Stock owned by such Selling Shareholder as provided in
          Section 1 of this Agreement, (C) evidence of the passing of all resolutions of the directors of Sealed Air necessary in order for the Sealed Air Shares to be issued, and (D) a legal opinion from Sealed Air's counsel to the effect that the Sealed Air Shares have been validly issued and are non-assessable. Notwithstanding the foregoing, the Selling Shareholders may direct Holdings to deliver a certificate in respect of the Sealed Air Shares to be issued to the Selling Shareholders registered in the name of Sealed Air Share Trust or Griton, subject to the trustees of the Sealed Air Share Trust or Griton (as the case may require) having executed a deed of covenant in favour of Holdings and Sealed Air in a form reasonably acceptable to Sealed Air agreeing to be bound by all the declarations and obligations of the Selling Shareholders under this Agreement which relate to receipt of the Sealed Air Shares, including without limitation the acknowledgement set forth in Section 8(a). Delivery of such certificates to the Sealed Air Share Trust or Griton in accordance with this clause
          (ii) shall constitute full and complete discharge of the obligation of Holdings to deliver to the Selling Shareholders the Sealed Air Shares in respect of which such certificate is issued.

               (iii) the following shall be delivered to The New Zealand Guardian Trust Company Limited, as stakeholder, to be held in accordance with the terms of the escrow agreement substantially in the form attached hereto as Exhibit H (X) a portion of the cash amount to be paid to the Selling Shareholders in part satisfaction of the Purchase Price which equals the sum of NZ$5,000,000 multiplied by the proportion which the number of Outstanding Company Shares beneficially owned by citizens or residents of the United States or the United Kingdom for the benefit of whom an offer not involving Sealed Air Shares is made pursuant to Section 3(c)(viii) by the Selling Shareholders bears to the total number of Outstanding Company Shares, and (Y) a certificate in respect of such number of the whole Sealed Air Shares to be issued to the Selling Shareholders in part satisfaction of the Purchase Price as when multiplied by the Average Closing Market Price (expressed in New Zealand dollars, calculated in accordance with the Exchange Rate) equals the sum of NZ$5,000,000 less the amount referred to in paragraph
          (X) of this Section 2(b)(iii). Delivery of such cash and such certificate to The New Zealand Guardian Trust Company Limited shall constitute full and complete discharge of the obligation of Holdings to deliver to the Selling Shareholders such cash and the Sealed Air Shares to which such certificate relates.

          (c) Delivery Constitutes Affirmation. The delivery to Holdings pursuant to Section 2(b)(i) of such certificates for the Outstanding Company Shares shall constitute an affirmation by each Selling Shareholder that (i) the representations and warranties of such Selling Shareholder contained in this Agreement remain true and accurate on the Closing Date with the same force and effect as if made on such date (except as affected by the transactions contemplated by this Agreement and except to the extent that any such representations and warranties have been made as of a specified date, in which case such delivery shall constitute an affirmation that such representations and warranties were true on such date) and (ii) such Selling Shareholder has duly performed or caused to be performed all covenants, conditions and obligations to be performed or satisfied under this Agreement by such Selling Shareholder on or before the Closing Date.

          3.   Conditions to the Closing.

          (a) Conditions to Sealed Air's and Holdings' Obligations. The obligations of Sealed Air and Holdings to effect the Closing are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part by Sealed Air and Holdings in their sole discretion):

               (i) Declaration of Dividend. The Company shall have declared and paid a cash dividend of up to $1.10
          (NZ) for each A Share, B Share and C Share.

             (ii) Intellectual Property Assignment Agreement. The Intellectual Property Assignment Agreement substantially in the form attached hereto as Exhibit B (the "Intellectual Property Assignment Agreement") shall have been duly executed and delivered by the Company, shall constitute the Company's valid and legally binding obligation enforceable against the Company in accordance with its terms, and the transactions contemplated thereby shall have been consummated.

              (iii)  U.S. Share Purchase Agreement.   The Trigon
          Packaging Corporation Share Purchase Agreement substantially in the form attached hereto as Exhibit C (the "U.S. Share Purchase Agreement") shall have been duly executed and delivered by the Company, shall constitute the Company's valid and legally binding obligation enforceable against the Company in accordance with its terms, and the transactions contemplated thereby shall have been consummated.

               (iv)  U.K. Share Purchase Agreement.   The Trigon
          Packaging Systems (Europe) Limited Share Purchase Agreement substantially in the form attached hereto as Exhibit D (the "U.K. Share Purchase Agreement") shall have been duly executed and delivered by the Company, shall constitute the Company's valid and legally binding obligation enforceable against the Company in accordance with its terms, and the transactions contemplated thereby shall have been consummated.

               (v) Non-Competition Agreements. Non-Competition Agreements substantially in the forms attached hereto as Exhibit E-1 and Exhibit E-2 (collectively, the "Non-Competition Agreements") shall have been duly executed and delivered by each Selling Shareholder and shall constitute their valid and legally binding obligations enforceable against them in accordance with their respective terms.

               (vi)  Consulting Agreement.  A Consulting
          Agreement substantially in the form attached hereto as Exhibit F (the "Consulting Agreement") shall have been duly executed and delivered by Emerald Group Limited and shall constitute its valid and legally binding obligations enforceable against it in accordance with its terms.

               (vii) Due Diligence. Sealed Air and Holdings shall have completed a due diligence review of the Company and its Subsidiaries including without limitation a financial review by KPMG Peat Marwick of their financial condition and tax situation and environmental reviews of the facilities and operations of the Company and its Subsidiaries, which reviews and audits shall not have disclosed any matter not previously disclosed to Sealed Air and Holdings by the Company or the Selling Shareholders and accepted by Sealed Air which may reasonably be considered to have a material adverse effect on the business, properties or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

               (viii) Advances and Loans. No advances or loans by the Company or any Subsidiary to any Selling
          Shareholder or to any person who but for the transactions contemplated by Section 3(c)(viii) would have been a shareholder of the Company shall be outstanding.

               (ix) Accuracy of Representations and Warranties. The representations and warranties of the Selling Shareholders and the Company contained in this Agreement, the Ancillary Agreements (as defined below) and the Related Agreements (as defined below) shall be true and accurate on the Closing Date as if made on such date (except as affected by the transactions contemplated by this Agreement, the Ancillary Agreements and the Related Agreements and except to the extent that any such representations and warranties have been made as of a specified date, in which case such representations and warranties shall have been true and accurate as of such specified date). As used in this Agreement, the term "Ancillary Agreements" shall mean the Non-Competition Agreements and the Consulting Agreements, collectively, and the term "Related Agreements" shall mean the Intellectual Property Assignment Agreement, the U.S. Share Purchase Agreement and the U.K. Share Purchase Agreement, collectively. No claim may be made against the Selling Shareholders by Sealed Air and Holdings pursuant to
          Section 6 of this Agreement in respect of any matter which Sealed Air and Holdings were aware prior to Closing and which would have entitled Sealed Air and Holdings to refuse to perform their obligation to effect Closing in accordance with this clause (ix) where Sealed Air and Holdings elected not to exercise such right to refuse to perform such obligation.

               (x)  Performance of Agreements.  The Selling
          Shareholders and the Company shall have duly performed, on or before the Closing Date, all covenants and obligations to be performed by them under this Agreement and the Related Agreements.

               (xi) Resignation of Directors of the Company and its Subsidiaries. Sealed Air and Holdings shall have received, in writing, the resignations dated the Closing Date of such of the directors of the Company and its Subsidiaries as Sealed Air shall have requested.

               (xii)  Opinions of Counsel.  Sealed Air and
          Holdings shall have received from Bell Gully Buddle
          Weir, solicitors for the Company and the Selling
          Shareholders, a written opinion dated the Closing Date, in the form set forth in Exhibit G, and opinions of United States and United Kingdom counsel to substantially the same effect.

               (xiii) Accounting Matters. Sealed Air shall have received from Ernst & Young the following documents:

                    (v)  A letter, dated the Closing Date, in
               form and substance satisfactory to Sealed Air and its counsel to the effect that in the opinion of the firm, as independent certified public accountants with respect to the Company and its Subsidiaries, the audited consolidated financial statements of the Company examined by such firm and required to be included by Sealed Air in a Current Report on Form 8-K pursuant to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the transactions contemplated by this Agreement (the "Form 8-K") comply as to form in all material respects (except for the absence of supporting schedules required by Regulation S-
               X) with the applicable accounting requirements under the Securities Act and the applicable rules and regulations thereunder including without limitation Regulation S-X or, if so requested by Sealed Air, the rules and regulations thereunder applicable to the financial statements of foreign businesses required by proposed Regulation 210-05(c) of Regulation S-X;

                    (w)  An independent accountant's review
               report in the form specified by U.S. Statement of Accounting Standards No. 71 or such other form as shall be approved by Sealed Air; and

                    (x)  A manually signed accountants' report
               complying with Rule 2-02 of Regulation S-X for each audited financial statement required to be included by Sealed Air in the Form 8-K.

                    (y)  A manually signed consent of Ernst &
               Young to the incorporation by reference of the foregoing financial statements in each currently effective registration statement of Sealed Air.

                    (z)  An undertaking by Ernst & Young to
               furnish to Sealed Air such additional manually signed consents and manually signed accountants' reports with respect to such financial statements as may on or after the Closing Date be requested by Sealed Air.

               (xiv)  Transfer of Shares.  The Selling
          Shareholders shall have procured the transfer of all shares in each of the Subsidiaries of the Company not held by the Company or any of its Subsidiaries at the date of this Agreement to a nominee of Sealed Air.

               (xv) No Material Damage. Neither the Company nor any Subsidiary shall have suffered any damage, destruction or loss (whether or not covered by insurance) which materially or adversely affects or could materially or adversely affect its condition (financial or otherwise), properties, assets, business or operations, or the prospects of the Company and its Subsidiaries taken as a whole.

          (b)  Conditions to the Selling Shareholders'
Obligations. The obligations of the Selling Shareholders to effect the Closing are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part by the Selling Shareholders):

               (i)  Consummation of the Related Agreements.
          Sealed Air and its Affiliates shall have consummated the transactions contemplated by the Related
          Agreements.

               (ii)  Performance of Agreements.  Sealed Air and
          Holdings shall have duly performed all covenants and obligations to be performed by them under this Agreement on or before the Closing Date.

               (iii) Security. Sealed Air shall have provided to the Selling Shareholders such security as Sealed Air and the Selling Shareholders shall have agreed against the obligations of Holdings under sections 1(e)(iii) and 8(f).

          (c) Other Conditions to the Closing. The obligations of the parties to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part with the mutual consent of the parties):

               (i)  Corporate Approvals.  Sealed Air's and
          Holdings' Boards of Directors shall have approved the transactions contemplated by this Agreement, and the Company shall have obtained all corporate approvals necessary to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Related Agreements.

              (ii) Consents of Third Parties. Each of the parties shall have obtained such consents from third parties as shall be required in order to permit them to perform their obligations under this Agreement, the Ancillary Agreements and the Related Agreements.

             (iii)  Listing of Sealed Air Shares.  The Sealed Air
          Shares shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

              (iv) Permits and Approvals. All permits and approvals from any governmental body, governmental agency or regulatory authority required, for the lawful consummation of the transactions contemplated by this Agreement, including without limitation the approval of the New Zealand Overseas Investment Commission, shall have been obtained and shall remain in full force and effect, and any applicable waiting periods under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.

               (v) Litigation, Etc. No legal proceeding shall be pending or overtly threatened, or any basis for such a proceeding asserted, before a court or by any governmental body, governmental agency or regulatory authority of any jurisdiction or before any arbitrator or any other person directed against the consummation of any of the transactions contemplated by this Agreement which, in the reasonable opinion of Sealed Air and the Selling Shareholders, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement, the Ancillary Agreements and the Related Agreements.

               (vi) Consents of Contracting Parties.
          Undertakings shall have been obtained from all persons who are parties to any contract, commitment or arrangement with the Company or any of its Subsidiaries which is material to the business of the Company and its Subsidiaries taken as a whole, and who would have the right to cancel, terminate earlier than would otherwise have been the case or adversely modify such contract, commitment or arrangement as a result of any of the transactions contemplated by this agreement, that they will not exercise such right.

               (vii) FATA Approval. The consent of the Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Commonwealth) (Australia) ("FATA") to the proposed acquisition by Holdings of the Outstanding Company Shares shall have been obtained. The Treasurer is to be deemed to have so consented: (y) if Holdings receives written notice from the Treasurer or on his behalf, to the effect that the acquisition of the Outstanding Company Shares is not objected to under the FATA (such notice being free of any conditions); or (z) if ten days have elapsed from the day the Treasurer ceased to be empowered to make any order under Part II of the FATA in relation to the proposed acquisition because of lapse of time, notice of the proposed acquisition of the Outstanding Company Shares having been given to the Treasurer under the FATA.

          (viii)  Takeover Offer.   The Selling Shareholders
          shall have acquired pursuant to an offer made in compliance with the Companies Amendment Act 1963 and any other applicable securities or other laws of any relevant jurisdiction, all shares of Company Capital Stock not previously owned by them.

          4.  Representations, Warranties and Covenants of the
              Selling Shareholders.

          Each Selling Shareholder represents and warrants to and covenants with Sealed Air and Holdings as follows:

          (a) Legal Authority. Such Selling Shareholder has, or will on the Closing Date have, full power, authority, and legal right to sell, assign and transfer the Outstanding Company Shares owned by such Selling Shareholder and to enter into this Agreement and to perform such Selling Shareholder's obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the Related Agreements have been duly authorised by all requisite corporate action.

          (b) Ownership and Title. The Selling Shareholders are, or on the Closing Date will be, the sole record owners of all of the outstanding shares of Company Capital Stock free and clear of all restrictions on transfer, liens, claims, equities, security interests and encumbrances of any kind or nature whatsoever, (collectively "Encumbrances") and delivery of such shares by such Selling Shareholder to Holdings on the Closing Date as contemplated in Section 2(b)(i) will transfer to Holdings good and marketable title thereto free and clear of all Encumbrances.

          (c) Enforceability. This Agreement is, and such Selling Shareholder's Ancillary Agreements upon their execution and delivery by such Selling Shareholder will be, such Selling Shareholder's legal, valid and binding obligations, enforceable against such Selling Shareholder in accordance with their terms.

          (d) Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Selling Shareholder, and the execution, delivery and performance of this Agreement and the Related Agreements, by the Company and its Subsidiaries (as defined in Section 5(e)), as the case may be, will not (with or without notice or lapse of time or both) conflict with, result in any breach of, or constitute a default under or cause the acceleration of, give rise to or create any right of termination, permit the imposition of any tax, result in the reassessment of any property or require any consent, approval or other action of any third party, court or governmental authority pursuant to any provision of any charter, bylaw, resolution, mortgage, indenture, or other agreement or instrument, lien, license, permit, judgment, decree, statute, ordinance, rule, regulation, proceeding or order or any other restriction of any kind or character to which such Selling Shareholder, the Company or such subsidiary or their respective properties is a party or by which such Selling Shareholder is bound or affected, the effect of which is material (having regard to the transaction contemplated by this Agreement or such Related Agreement as the case may be).

          5.  Additional Representations, Warranties and
Covenants of the Selling Shareholders.

          The Selling Shareholders represent and warrant to and covenant with Sealed Air and Holdings as follows:

          (a) Organization, Standing, Etc. The Company and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation and, to the best of the knowledge of the Selling Shareholders has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. To the best knowledge of the Company and the Selling Shareholders, neither the Company nor any Subsidiary is required to be qualified as a foreign corporation in any jurisdiction, and neither the Company nor any Subsidiary owns, leases nor operates property (real or personal) in any other jurisdiction in which the failure to so qualify could have any material adverse effect on the business, properties or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

          (b) Capitalization. The Company has an issued and paid-up capitalization of 6,945,282 A Shares, 1,272,918 B Shares and 1,781,800 C Shares, each with a nominal value of $0.50 (NZ). The outstanding shares of Company Capital Stock are fully paid, and no other payments are due or payable to the Company or any other person on or in respect of such shares.

          (c) Charter Documents and Bylaws. The Company has delivered to Sealed Air and Holdings a true, correct and complete copy of the charter or other constituent documents (including all amendments thereto) of the Company and each of its Subsidiaries. No action or proceeding is pending or contemplated for the amendment of the charter documents or other constituent documents of the Company or any of its Subsidiaries or, to the best of the knowledge of the Selling Shareholders, for the dissolution or liquidation of the Company or any of its Subsidiaries.

          (d) Outstanding Options, Warrants or Other Rights. Neither the Company nor any Subsidiary has outstanding any option, warrant or other right permitting or requiring it or others to issue, purchase or convert any obligation into shares of Company Capital Stock, the capital stock of such Subsidiary nor any other security and has not agreed to issue or sell any shares of Company Capital Stock, capital stock of such Subsidiary or any other security. Each of the Selling Shareholders hereby unconditionally and irrevocably waives all rights of pre-emption or similar rights over any of the Outstanding Company Shares conferred on such Selling Shareholder by the Articles of Association of the Company or in any other way.

          (e) Subsidiaries of the Company. The Company has provided to Sealed Air and Holdings a correct and complete list setting forth (i) the name and jurisdiction of incorporation of each Subsidiary, (ii) the number of shares of each class of capital stock of each Subsidiary authorized, issued and outstanding, and (iii) the number of shares of each class of capital stock of each Subsidiary owned by the Company and each other shareholder of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable with no liability attaching to the ownership thereof. Except as has been disclosed to Sealed Air and Holdings, no shares of capital stock of any Subsidiary are held in the treasury of such Subsidiary. The Company, and each Subsidiary which owns capital stock in any other Subsidiary, has valid legal title to all of the outstanding shares of capital stock of each Subsidiary owned by it, and such shares are owned by the Company or such Subsidiary, as the case may be, free and clear of all Encumbrances. There are no voting trusts or other agreements or understandings with respect to the voting or transfer of the capital stock of any Subsidiary. The Subsidiaries listed on such list are the only Subsidiaries of the Company. The Company has provided to Sealed Air and Holdings a correct and complete list of each jurisdiction in which each such Subsidiary is qualified to do business as a foreign corporation. For purposes of this Agreement, the term "Subsidiary" means any corporation or other business entity in which the Company or any other Subsidiary, directly or indirectly, owns or has the ability, or had the ability before giving effect to the transactions contemplated by this Agreement, to control 50% or more of the equity interest.

          (f) Financial Statements. The Company has delivered to Sealed Air and Holdings (i) audited consolidated financial statements of the Company and its Subsidiaries including any related notes thereto and the reports thereon of Ernst & Young, independent certified public accountants, for the five fiscal years of the Company ended June 30, 1994 (containing consolidated balance sheets as of the end of each such fiscal year and the related consolidated statements of income for the fiscal years ended on such dates) and (ii) unaudited consolidated balance sheets of the Company as of September 30, 1994 and the related consolidated statements of income and cash flows for the three-month period then ended. The foregoing audited consolidated financial statements have been prepared in accordance with applicable New Zealand legislation and accounting principles so as to give a fair view of the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the respective periods indicated, and the foregoing unaudited financial statements have been prepared on a basis consistent with previous management accounts of the Company for prior periods. To the best of the knowledge of the Selling Shareholders, there is no basis for the assertion against the Company or any of its Subsidiaries of any contingent liability or obligation or any indebtedness of any nature not adequately noted, reflected or reserved against in such financial statements which would have or be likely to have a material adverse effect on the consolidated financial position of the Company and its Subsidiaries taken as a whole.

          (g) Certain Changes or Events. Since June 30, 1994, except as contemplated by this Agreement, as disclosed to Sealed
Air and Holdings or as consented to expressly in writing by Sealed Air and Holdings:

               (i) to the best of the Company's and the Selling Shareholders' knowledge, neither the Company nor any of its Subsidiaries has experienced any material change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not been materially adverse to the Company and its Subsidiaries taken as a whole;

               (ii) to the best of the Company's and the Selling Shareholders' knowledge the business of the Company and its Subsidiaries has been carried on in a normal basis and in accordance with previous practice and will be so carried on until the Closing; and

               (iii) neither the Company nor any Subsidiary has disposed of any assets other than in the ordinary course of business, effected any change in its capital structure, paid any dividend or incurred any indebtedness other than pursuant to the lines of credit in effect at June 30, 1994; or

               (iv) to the best of the Company's and the Selling Shareholders' knowledge, neither the Company nor any Subsidiary has suffered any damage, destruction or property loss, other than any damage destruction or loss in respect of which the relevant Company or Subsidiary has been fully compensated by receipt of insurance proceeds, which materially and adversely affects or could materially and adversely affect its condition (financial or otherwise), properties, assets, business or operations, or the prospects of the Company and its Subsidiaries taken as a whole.

As used herein, the term "material adverse change" shall mean:

          (x) a material and adverse change or a change which is likely to be material and adverse in the consolidated financial position or operations of the Company and its Subsidiaries taken as a whole; or

          (y) a material and adverse change or a change which is likely to be material and adverse in the ability or willingness of the Company and its Subsidiaries taken as a whole to perform and comply with their obligations under any agreement to which they are a party or obligations to which they are subject.

          (h)  Title to Properties; Liens

               (i) The Company and each of its Subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in, all of its material properties and assets, real and personal, tangible and intangible. Except as has been disclosed to Sealed Air and Holdings, such properties and assets are subject to no mortgage, pledge, lien, charge, encumbrance, security interest, conditional sale or other title retention agreement or to any easements, rights of way, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any of its Subsidiaries. There is not under any lease of material real or personal property to which the Company or any of its Subsidiaries is a party any existing material default or event of default or event which with notice or lapse of time or both would constitute a material default.

               (ii) For the purposes of this clause (ii), the following definitions shall apply:

                    (x)  "Environmental Law" shall mean any law
               relating or pertaining to the Environment or the health or safety of the public or workers; and

                    (y) "Environment" shall mean the environment or surroundings including (without limitation) air (including without limitation that within buildings or natural or man-made structures, whether above or below ground), water (including without limitation territorial, coastal and inland waters and natural water and drains and sewers), and land (including without limitation sealed or riverbed under any water as described above, surface land and subsurface land).

          The Company and its Subsidiaries have:

                         (A)  Acted in accordance with the best
                    practice from time to time in relation to all matters and practices affecting or which might affect the Environment; and

                         (B)  To the best of the knowledge of the
                    Selling Shareholders, the Company and its Subsidiaries have obtained and complied with all consents, approvals and permits, desirable or advisable under Environmental Law in relation to the business and operations of the Company or its Subsidiaries.

               (iii) To the best of the knowledge of the Selling Shareholders, the operations of the Company and its Subsidiaries comply in all material respects with all applicable zoning laws, ordinances and regulations except for such as would not have a materially adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole.

          (i) Adequacy of Patents and Other Rights. The information disclosed to Sealed Air and Holdings by the Selling
Shareholders has included a true and complete list of:

          (x) all patents, patent applications, trademarks, trade names, copyrights or any other intellectual property
     (A) owned or otherwise held in the name of the Company or any Subsidiary of the Company or (B) owned by or otherwise held in the name of third parties (and licensed to or otherwise used by the Company or any Subsidiary); and

          (y) all licenses, assignments and agreements to which the Company, any Subsidiary of the Company or any Selling Shareholder is a party relating to any patent, patent application, trademark, trade name, copyright, process, design, trade secret, know-how, technology or any other intellectual property used in the business of the Company or any Subsidiary.

To the best of the knowledge of the Company and the Selling Shareholders, (A) the foregoing items are, and prior to the Closing will be, beneficially owned and registered in the name of the Company or one of its Subsidiaries free and clear of any Encumbrances, (B) neither the Company nor any Subsidiary of the Company in any material respect has infringed or is infringing, or has engaged or is engaging in any unauthorized use or misappropriation of, any patent, trademark, trade name, copyright, process, design, invention, trade secret, know-how, technology or other intellectual property used or usable in the business of the Company or any Subsidiary of the Company that is owned by or belongs to any third party, and (C) except as has been disclosed to Sealed Air and Holdings, there is no pending or threatened claim of such nature against the Company or any Subsidiary of the Company.

          (j) Litigation, Etc. Except as disclosed to Sealed Air and Holdings, there are no actions, suits, proceedings or investigations pending or, to the best of the knowledge of the Company or the Selling Shareholders, threatened against or affecting the Company, any Subsidiary of the Company or any of the Selling Shareholders, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority or before any arbitrator that are or are likely to be materially adverse to the Company and its Subsidiaries taken as a whole. To the best of the knowledge of the Company and the Selling Shareholders, there are no claims that are or are likely to be materially adverse to the Company and its Subsidiaries taken as a whole that have not been asserted against the Company, any Subsidiary of the Company or any of the Selling Shareholders that are probable of assertion.

          (k) Governmental Consents, Etc. Except for such as shall have been acquired prior to the Closing, none of the Company, any Subsidiary or any Selling Shareholder is required to obtain any consent, approval or authorisation of any governmental authority in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or Related Agreement or the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or Related Agreement.

          (l) Compliance With Law. The Company and each of its Subsidiaries hold all registrations, licenses, franchises, permits and authorisations necessary for the lawful conduct of their respective businesses as now being conducted and as proposed by them to be conducted and have conducted their respective businesses so as to comply, and to the best of the knowledge of the Company and the Selling Shareholders have complied and are complying with all applicable statutes, laws, ordinances, rules and regulations (including without limitation all such statutes, laws, ordinances, rules and regulations that relate to the environment, occupational safety, employment opportunity or other terms of employment, product safety or the testing, licensing or registration of its products) of all federal, national, state, local and foreign governmental bodies, agencies and subdivisions and regulatory authorities having, asserting or claiming jurisdiction over them or over any part of their operations and are not in violation of any thereof, except for such registrations, licenses, franchises, permits and authorisations, the lack of which, and for such statutes, laws, ordinances, rules and regulations, non-compliance with or violations of which (or the curing thereof), in any one case or in the aggregate, would not have a materially adverse effect on the assets, liabilities, earnings, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or impair the ability of the Company, any of its Subsidiaries or any of the Selling Shareholders to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements or Related Agreements.

          (m) Existing Contracts. To the best of the knowledge of the Selling Shareholders, all material contracts, agreements, leases, licenses and understandings to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or affected (true, correct and complete copies of which have been delivered or made available to Sealed Air and Holdings) are in full force and effect and no material default, or event which with notice or lapse of time or both would constitute a material default, exists in respect thereof on the part of the Company or any of its Subsidiaries. The Company has provided to Sealed Air and Holdings a true and complete list of all contracts and arrangements between the Company or any of its Subsidiaries and any director or officer of the Company or any of its Subsidiaries, any Affiliate of the Company or any of its Subsidiaries or any Associate of any such director, officer or Affiliate.

          (n)  Taxes, Etc.

               (i)  For the purposes of this clause (n) and of
          Section 6, "Taxation" means all forms of taxation and all other statutory, governmental or local governmental impositions, duties, levies, tariffs and rates, whether imposed or payable in New Zealand or elsewhere, and includes any reassessment thereof, and all penalties, fines, interest, costs and expenses in connection with any of the foregoing.

               (ii) The Company and each of its Subsidiaries has filed or will prior to the Closing Date file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all Taxation and information returns and reports required to be filed with the Governments of New Zealand, Australia, the United Kingdom, Germany, the United States of America and with each other national, state, local or other taxing jurisdiction in which the Company or any of its Subsidiaries is incorporated, transacts business or owns, leases or operates property (real or personal), or in which the failure to file such returns or pay any Taxation could have any materially adverse impact on the business, properties or condition, financial or otherwise, of the Company or any of its Subsidiaries, and with all governmental units thereof, and has paid in full or made adequate provision, for, or made a reasonable estimate in management accounts of, the payment of all Taxation, interest, penalties, assessments or deficiencies due or claimed to be due, provided that in relation to national, state, local or other jurisdictions in which the Company or any of its Subsidiaries transacts business only, this warranty shall be limited to the best of the knowledge of the Selling Shareholders. There is and will be no material omission, deficiency, error, misstatement or misrepresentation in any Taxation or information return or report filed for any year or period ending on or prior to the Closing Date. True and complete copies of all such Taxation and information returns and reports and related documents have been made available if requested, and when requested have been furnished, to Sealed Air and Holdings. Neither the Company nor any of its Subsidiaries has waived the statute of limitations in connection with the filing of Taxation and information returns and reports of the payment of Taxation to the appropriate taxing authority nor has any of them received any notice of any failure to file a Taxation or information return or report claimed to be required to be filed that has not been filed. The audited consolidated financial statements of the Company referred to in Section 5(f) contain adequate provision for all income, franchise, real property, personal property, value added, goods and services and all other Taxation of the Company and each of its Subsidiaries, including interest and penalties in respect thereof, required to have been accrued or for which the Company or any of its Subsidiaries may be liable as of the respective dates thereof. Neither the Company nor any of its Subsidiaries has been notified of any examination in relation to Taxation nor to the best of the Selling Shareholder's knowledge is the subject of any pending or threatened examination in relation to Taxation nor are a party to any proceeding or inquiry by any governmental authority for the assessment or the proposed assessment or for the collection of Taxation, or interest or penalties with respect thereto, nor has any claim for the assessment or proposed assessment or for the collection of Taxation, or interest or penalties with respect thereto, been asserted against the Company or any of its Subsidiaries. There are no liens for Taxation that is due and unpaid on any of the properties or assets of the Company or any of its Subsidiaries. The New Zealand income tax returns of the Company have not been audited by the Inland Revenue Department for any fiscal years of the Company ended on or after June 30, 1993. The results of all prior audits and investigations by the Inland Revenue Department and other relevant Taxation authorities are properly reflected in the foregoing financial statements and any deficiencies proposed or assessed have been paid.

          (o) No Brokers or Finders. Except as has been disclosed to Sealed Air and Holdings no person or entity is entitled to any brokerage commission, finder's fee or other like payment from the Company or any of its Subsidiaries or any Selling Shareholder for which Sealed Air or the Company would be liable in connection with the transactions contemplated by this Agreement, any Ancillary Agreement or any Related Agreement.

          (p)  Employee Benefit Plans.

               (i) The Company and the Selling Shareholders have provided to Sealed Air and Holdings a true and complete list of all employee benefit and welfare plans of, or other fringe benefits provided by, the Company or any of its Subsidiaries, including superannuation, pension, profit-sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, sickness disability, medical and death benefit plans.

              (ii) To the best of the knowledge of the Selling Shareholders, the Company and each of its Subsidiaries has complied, and will until the Closing comply, with all its obligations under each superannuation, pension, profit-sharing or other retirement scheme (collectively, the "Superannuation Schemes") to which they are parties, and the Superannuation Schemes have been managed in compliance with all the requirements of the trust deed or other constituent documents under which they are established and with all relevant provisions of the Income Tax Act 1976 or other applicable laws.

             (iii)  To the best of the knowledge of the Selling
          Shareholders, all contributions to the Superannuation
          Schemes payable by the Company or any of its Subsidiaries and the members have to date been, and will until the Closing be, duly paid.

              (iv)  To the best of the knowledge of the Selling
          Shareholders, the Superannuation Schemes are, and will on the Closing be, funded to an extent which is sufficient to meet the benefits prospectively and contingently payable to the members of the Superannuation Schemes.

               (v) To the best of the knowledge of the Selling Shareholders, neither the Company nor any Subsidiary has any liability for providing retirement life and medical benefits coverage to the active or retired employees of the Company or any Subsidiary.

          (q) Related Agreements. The representations and warranties of the parties to the Related Agreements other than Sealed Air contained therein or in any document or instrument delivered to Sealed Air thereunder are true and correct and will be true and correct on the Closing Date as if made on that date.

          6.  Indemnification.

          (a)  Indemnification.

               (i) Subject to the terms and conditions set forth in this Section 6, the Selling Shareholders hereby agree that they will indemnify and save harmless Sealed Air, Holdings, the Company, each Subsidiary, each Affiliate of Sealed Air, and each of their directors, officers, employees and agents (collectively, the "Indemnitees") from and against any and all losses, liabilities, fines, penalties, interest, taxes, settlements, awards, judgments, claims, damages and expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") incurred by any Indemnitee by reason of, or arising out of any breach of this Agreement including, without limitation, any breach or inaccuracy at the time it is made of any representation or warranty contained in Section 4 or
          Section 5 of this Agreement, other than Section 5(q).

               (ii) No Losses may be claimed by Sealed Air or Holdings except in the case of the representations and warranties contained in Sections 4(a), 4(b), 4(c), 6(a)(vi) and 7(g), unless the amount of each individual Loss in respect of which a claim is made exceeds the sum of NZ$100,000 (a "Qualifying Loss"), and the amount of each Qualifying Loss when added to the amount of all other Qualifying Losses exceeds the sum of NZ$1,000,000. When that level of Losses is reached, all Qualifying Losses claimed, not just Qualifying Losses for the amount in excess of NZ$1,000,000, may be claimed.

               (iii) Notwithstanding the foregoing, except in the case of the representations and warranties contained in Sections 4(a), 4(b), 4(c), 6(a)(vi) and 7(g), the maximum liability of the Selling Shareholders for Losses pursuant to this Section 6 shall be limited to the $5,000,000(NZ) delivered to the Escrow Agent in accordance with section 2(b)(iii).

               (iv) If after the Selling Shareholders have made a payment to any Indemnitee in respect of a claim under
          Section 6, any of the Indemnitees receives a payment from another source in respect of that claim, then the Indemnitee will promptly following receipt of such payment in cleared funds pay immediately or procure the immediate payment to the Selling Shareholders of an amount equal to the net amount of such payment (after tax).

               (v) If the Selling Shareholders are liable to an Indemnitee in respect of any matter arising under or in connection with this Agreement, the amount payable by the Selling Shareholders will be assessed after taking into account any saving in taxation to any of the Indemnitees as a result of the liability, claim or other payment or indebtedness of the Indemnitee, in respect of which the liability of the Selling Shareholders arose.

               (vi) Notwithstanding any other provision of this Agreement, the Selling Shareholders shall pay to Holdings by way of a reduction in the Purchase Price the amount of any Losses (calculated on an after tax basis) incurred by the Company or any Subsidiary in connection with the termination of the employment of the managing director of Danco NZ Limited or any claims arising therefrom, which amounts if determined before the Closing shall be deducted from the Purchase Price, and if determined after the Closing shall be paid to Holdings by way of partial refund of the Purchase Price. The provisions of this section 6(a)(vi) shall not apply to the payment of monies and the transfer of the motor vehicle (including any obligation to pay fringe benefit tax arising from the transfer of the motor vehicle) by Danco (NZ) Limited to Ross Galloway pursuant to an agreement dated 16 December 1994.

          (b) Liability for Indemnification. Except in the case of the representations and warranties contained in Sections 4(a), 4(b), 4(c), 6(a)(vi) and 7(g), (which shall survive the Closing for an unlimited period of time), the Selling Shareholders shall not be liable for indemnity under this Section 6:

               (i) for any Losses unless a Notice of Claim (as defined in Section 6(c)) has been given to the Selling Shareholders by Sealed Air on or prior to the second anniversary of the Closing Date and, if the parties have not otherwise reached agreement relating to any claim in respect of which Sealed Air seeks to enforce the indemnity, unless proceedings for determination of such claim, whether before any court, arbitrator or tribunal are filed by Sealed Air or Holdings (as the case may require) within 60 days after such second anniversary;

             (ii)  for any Losses arising out of (x) any
          particular matter as to which the nature and existence of such matter shall have been fully and fairly disclosed to Sealed Air prior to the Closing hereunder; and (y) any matter provided for under this Agreement or done or omitted to be done after the date of this Agreement with the prior consent of Sealed Air or in accordance with the terms of this Agreement.

             (iii) for any breach of or claim arising under any representation, warranty, indemnity, covenant or undertaking given by the Selling Shareholders under this Agreement which arises directly or indirectly from or as a consequence of the execution or implementation of the Related Agreements by the parties to those agreements.

          (c) Indemnity Claims. The procedures set forth in this subsection (c) shall govern the enforcement by Sealed Air and Holdings of all claims for indemnification pursuant to this
Section 6.

               (i) Notice of Claim. If any matter shall arise which, in the opinion of Sealed Air and Holdings, constitutes or may give rise to a Loss subject to indemnification by the Selling Shareholders as provided in this Agreement (an "Indemnity Claim"), Sealed Air and Holdings shall give prompt written notice (a "Notice of Claim") of such Indemnity Claim to the Selling Shareholders, setting forth the relevant facts and circumstances of such Indemnity Claim and an estimate of the Losses in respect of which such Indemnity Claim is made in reasonable detail, and shall advise the Selling Shareholders periodically thereafter as to developments coming to the attention of Sealed Air and Holdings materially affecting any matter relating to such Indemnity Claim; provided, however, that any failure on the part of Sealed Air or Holdings to give a Notice of Claim on a timely basis shall not limit or otherwise affect any rights of Sealed Air, Holdings or any other Indemnitee under this Section 6, unless such failure is prejudicial to the Selling Shareholders.

              (ii) Third Party Claims. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against Sealed Air, Holdings, the Company or any Subsidiary (a "Third Party Claim"), then:

                    (x)  If the Losses in respect of which such
               Indemnity Claim is made exceed $5,000,000 (NZ), Sealed Air and Holdings may undertake to defend such Third Party Claim themselves. If Sealed Air and Holdings so undertake themselves the defense of the Third Party Claim, (i) they shall permit the Selling Shareholders, at their sole expense, to participate in (but not control) such defense, and shall not settle or compromise such Third Party Claim without the consent of the Selling Shareholders (which shall not be unreasonably withheld or delayed so long as there is a certificate or opinion from a legal counsel having recognised skill in respect of the legal issues in dispute in the jurisdiction in which the settlement or compromise is made to the effect that such settlement or compromise is in the best interests of Sealed Air, Holdings, the Company or any of its Subsidiaries, as the case may be, having regard to the likelihood or not of such a claim being successfully enforced or defended) and
               (ii) the Selling Shareholders shall make available to Sealed Air and Holdings any documents and materials in the possession of the Selling Shareholders that may be necessary or helpful to the defense of such Third Party Claim, and shall otherwise cooperate with Sealed Air, Holdings, the Company or any of its Subsidiaries, as the case may be, to the extent requested by Sealed Air and Holdings.

                    (y)  If the Losses in respect of which such
               Indemnity Claim is made do not exceed $5,000,000
               (NZ), or if Sealed Air and Holdings do not undertake to defend such Third Party Claim themselves in accordance with clause (x), the following provisions shall apply:

                         (A)  Sealed Air and Holdings shall
                    forthwith give notice of such Third Party
                    Claim (including reasonable details) to the Selling Shareholders and shall not make any payment or admission of liability in respect of the Third Party Claim, or take any other steps which may in any way prejudice the defence thereof, without the prior written consent of the Selling Shareholders, which shall not be unreasonably withheld.

                         (B)  Sealed Air and Holdings shall
                    ensure that Selling Shareholders may at the Selling Shareholders' option, in the name of the company concerned, conduct all negotiations and prosecute or defend any proceedings relating to the Third Party Claim, and that for such purpose Sealed Air and Holdings shall procure that the company concerned will make available to the Selling Shareholders all such information, books and records, and give such other co-operation, as the Selling Shareholders may reasonably require for the purpose.

                         (C)  Subject to the limitations
                    contained in this Section 6, the Selling
                    Shareholders shall upon final determination of the Third Party Claim fully discharge at their own expense all Losses of the Indemnities with respect to such Third Party Claim, and shall be entitled, in their sole discretion and at their sole expense, but without any liability of Sealed Air or Holdings or any other Indemnitee therefor, to compromise or settle such Third Party Claim upon terms acceptable to the Selling Shareholders so long as the compromise or settlement: (X) entails a delivery to the Indemnitees of a general release in form and substance satisfactory to Sealed Air and Holdings, by the party or parties that asserted such Third Party Claim; (Y) requires only the payment of money to such party or parties and does not provide for the imposition of any liability, requirement or restriction of any Indemnitee, and (Z) Is otherwise reasonably satisfactory to Sealed Air and Holdings.

                    (z) If such Third Party Claim relates solely to a tax matter or an intellectual property matter, Sealed Air and Holdings will defend such Third Party Claim themselves, and in connection therewith (i) they shall permit the Selling Shareholders, at their sole expense, to participate in (but not control) such defense, and shall not settle or compromise such Third Party Claim without the consent of the Selling Shareholders (which shall not be unreasonably withheld or delayed so long as there is a certificate or opinion from a legal counsel having recognized skill in respect of the legal issues in dispute in the jurisdiction in which the settlement or compromise is made to the effect that such settlement or compromise is in the best interests of Sealed Air, Holdings, the Company or any of its Subsidiaries, as the case may be, having regard to the likelihood or not of such a claim being successfully enforced or defended) and (ii) the Selling Shareholders shall make available to Sealed Air and Holdings any documents and materials in the possession of the Selling Shareholders that may be necessary or helpful to the defense of such Third Party Claim, and shall otherwise co-operate with Sealed Air, Holdings, the Company or any of its Subsidiaries, as the case may be, to the extent reasonably requested by Sealed Air and Holdings. Without limiting any of their other rights arising out of this Section 6 with respect to such Third Party Claim, if the amount in dispute with respect to such matter exceeds $100,000(NZ), Sealed Air and Holdings shall be entitled to be reimbursed for the reasonable amount of all fees and expenses of counsel and all other professional or legal costs of defense of such Third Party Claim from the amounts deposited with the Escrow Agent without regard to the limitations set forth in
                    Section 6(a)(ii).

               (iii) Resolution of Conflicts. With respect to any Notice of Claim that does not involve a Third Party Claim, the chief executive officer of Sealed Air and the Selling Shareholders shall negotiate in good faith for the purpose of achieving a resolution of responsibility for the resolution of the claim in respect of which such Notice of Claim was given. If such resolution is not achieved the disagreement shall be referred to arbitration in accordance with the Arbitration Act (NZ) and its amendments.

               (iv)  Copies of Information  The Selling
          Shareholders shall be entitled to retain copies of all information relating to the Company and its Subsidiaries supplied by the Selling Shareholders or the Company to Sealed Air or Holdings prior to Closing provided that all such copies (x) shall be held by Bell Gully Buddle Weir on behalf of the Selling Shareholders
          (y) shall be used only for the purpose of defending any claims made against the Selling Shareholders pursuant to Section 6 and (z) shall be destroyed upon the expiration of the period within which claims may be made pursuant to Section 6, or after resolution of then existing claims whichever is later.

          (d) Claims. The rights of every person falling within the definition of Indemnitees in Section 6(a) to claim against the Selling Shareholders for breach of any representation, warranty or covenant of the Selling Shareholders under Sections 2(c), 4, 5 and 7(a) of this Agreement shall be pursuant only to the provisions of this Section 6, to the exclusion of all other rights.

          (e) Indemnity Payment. Any obligations of the Selling Shareholders to pay to any Indemnitee the amount of any claim under this Section 6 other than any claim made in respect of a breach by the Selling Shareholders of their obligations under Sections 4(a), 4(b), 4(c) and 7(g) shall be deferred until the Escrow Agent shall have received the moneys delivered to the Escrow Agent in accordance with Section 1(e)(iii) on account of the sale of the Sealed Air Shares in respect of which a certificate has been delivered to the Escrow Agent in accordance with Section 2(b)(iii), or other moneys in accordance with
Section 8(f) if the Registration Statement does not become effective.

          (f) Environmental Contamination. Notwithstanding any other provision of this Section 6 (except for the provisions of Section 6(a)(iii) which will continue to apply to this
Section 6(f)) the Selling Shareholders will reimburse the Indemnitees for the costs and expenses and any Losses associated with the remediation of the contamination identified as item (i) of the Danco (NZ) Limited section of the executive summary to the environmental audit provided to Sealed Air and Holdings by Tonkin & Taylor (draft December 1994) a copy of which has been provided to the Selling Shareholders by Sealed Air ("the Contamination") upon the following terms and conditions:

               (t) The Selling Shareholders have identified the sum of $1,388,000 (NZ) of the Purchase Price (derived from the sale of Sealed Air Shares) to be available to them, and held by the trustees of the Sealed Air Share Trust, to meet the costs and expenses of the Selling Shareholders in carrying out and completing the takeover offer in respect of the former Trigon Shareholders and the costs and expenses of and associated with the sale of the Outstanding Company Shares to Sealed Air and Holdings ("the Fund").

               (u) It is anticipated by the Selling Shareholders that after payment of all such costs and expenses referred to in (a) above, there will remain in the Fund approximately $600,000
                    (NZ). The Selling Shareholders agree to hold not less than $300,000 (NZ) in the Fund until the matters provided for in this Section 6(f) have been finally resolved and all obligations under this Section 6(f) have been satisfied.

               (v) The Selling Shareholders, in consultation with Sealed Air and Holdings, shall identify the works (and their expected cost) reasonably required to remove the Contamination in accordance with New Zealand standards for industrial properties and obtain from Sealed Air its approval of such works and their expected cost (which approval shall not be unreasonably withheld).

               (w) At the option of Sealed Air, and subject to subparagraphs (e) and (f) below, either:

                    (i)  the Selling Shareholders shall pay to
                         Danco (NZ) Limited on an after tax basis an amount equal to the after tax expected cost of carrying out such works as established under paragraph (c) above and such payment shall be in full and final settlement of any claim the Indemnities may have arising under this
                         Section 6(f); or

                    (ii) the Selling Shareholders shall carry out
                         such works established under paragraph
                         (c) above at the cost of Danco (NZ)
                         Limited and then the Selling
                         Shareholders shall immediately reimburse to Danco (NZ) Limited the after tax cost to Danco (NZ) Limited of those works and such payment shall be in full and final settlement of any claim the Indemnities may have arising under this Section 6(f).

               (x)  Where there is an obligation upon the Selling
                    Shareholders to make a payment to Danco (NZ)
                    Limited pursuant to this Section 6(f), they shall make that payment:

                    (x)  first, from the monies available in the
                         Fund after all other costs and expenses
                         for which the Fund is established have
                         been first paid (including any costs and expenses associated with resolving the matters arising under this paragraph
                         (f)) up to a maximum of $300,000(NZ);
                         and

                    (y)  secondly, without regard for any other
                         provisions of this Section 6 except for
                         Section 6(a)(iii), as to any balance
                         from the amount held by the Escrow Agent in accordance with Section 2(b)(iii).

          (y)  Notwithstanding the foregoing provisions of this
               Section 6(f), if in the opinion of Messrs Bell Gully Buddle Weir and Russell McVeagh McKenzie Bartleet & Co, the Contamination shall be the ultimate responsibility of one or more third parties, then, at the request of the Selling Shareholders, Sealed Air and Holdings shall cause Danco (NZ) Limited to pursue its remedies against such third parties with all due speed and efficiency and in consultation with the Selling Shareholders, and the Selling Shareholders shall pay or reimburse Danco (NZ) Limited for its expenses (including the fees and expenses of counsel) or other Losses incurred in connection therewith.

          (z) Sealed Air, Holdings and the Selling Shareholders shall cooperate in an endeavour to achieve a solution satisfactory to all of them. Sealed Air and Holdings shall make available and shall procure Danco (NZ) Limited to make available to the Selling Shareholders all reports, information and documents affecting the Contamination or the rights and obligations of any person relating to the Contamination and shall procure Danco (NZ) Limited to grant all reasonable access to the affected site in favour of the Selling Shareholders and their advisors and experts for the purpose of carrying out tests, inspections and taking samples.

          7.  Certain Agreements.

          (a) Conduct of Business of the Company and its Subsidiaries Prior to the Closing, etc. Prior to the Closing, except as contemplated by this Agreement or as may be expressly approved in writing by Sealed Air, the Selling Shareholders:

               (i)  will cause the Company and each of its
          Subsidiaries to operate its business only in the usual, regular and ordinary manner consistent with the Company's and such Subsidiary's past practices and, to the extent consistent with such operation, will use their best efforts to (a) preserve the present business organization of the Company and each of its Subsidiaries intact, (b) keep available the services of the present officers and employees of the Company and each of its Subsidiaries, and (c) preserve the present relationships of the Company and each of its Subsidiaries with persons having business dealings with them;

              (ii) will not permit the Company or any of its Subsidiaries to amend, modify or terminate any agreement material to the operation of its business as currently conducted or to enter into any new or additional agreements relating to the manufacture or sale of its products with any third parties other than orders taken in the ordinary course of business and agreements consistent with past practice;

             (iii) will cause the Company and each of its Subsidiaries to maintain all of its properties in customary repair, order and condition and to maintain adequate insurance upon all of its properties, at least in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

              (iv)  will cause the Company and each of its
          Subsidiaries to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and periods and to comply with all laws, rules and regulations applicable to it and to the conduct of its business;

               (v) will not permit any amendment to be made in the charter documents or bylaws of the Company or any of its Subsidiaries or permit the Company or any of its Subsidiaries to merge or consolidate with, or to sell any of its assets to, any other corporation or change the character of its business;

              (vi)  other than to the extent necessary to
          facilitate payment of the cash dividend referred to in
          Section 3(a)(i) and an interim dividend not exceeding $0.02(NZ) per Outstanding Company Share on a fully imputed basis as agreed between the parties, will not permit (x) any change to be made in the number of shares of the Company Capital Stock issued and outstanding, (y) any change to be made in the number of shares of the capital stock of any Subsidiary issued and outstanding, or (z) any option, warrant or any other right to purchase or to convert any obligation into shares of Company Capital Stock or shares of the capital stock of any Subsidiary to be granted or made by the Company or any of its Subsidiaries;

             (vii)  other than to the extent necessary to
          facilitate payment of the cash dividend referred to in
          Section 3(a)(i) and an interim dividend not exceeding $0.02(NZ) per Outstanding Company Share on a fully imputed basis as agreed between the parties, will not permit (A) any dividend or other distribution or payment to be declared, paid or made by the Company or any of its Subsidiaries in respect of Company Capital Stock or capital stock of such Subsidiary after the date of this Agreement and prior to the Closing Date,
          (B) the Company or any of its Subsidiaries to make any purchase, redemption or other acquisition of any outstanding shares of Company Capital Stock or capital stock of a Subsidiary, or (C) any payment to any Selling Shareholder or any Affiliate or Associate of any Selling Shareholder (except for normal compensation and payments under existing contracts described in the Schedules hereto, as previously in effect) in repayment of any loan, advance or otherwise;

            (viii) will not permit the Company or any of its Subsidiaries to encumber or mortgage any of its properties or assets or to enter into any transaction or to make or enter into any contract or commitment which is not in the ordinary course of business, nor will the Principal Selling Shareholder permit the Company or any of its Subsidiaries to incur any obligation (contingent or otherwise) other than in the ordinary course of business or to transfer or convey or acquire any material assets or properties, or to enter into any arrangement, agreement or undertaking (including, without limitation, employment agreements with executives), or to pay or promise to pay any bonus or special compensation to employees, except in accordance with existing employment agreements, or to modify, amend or terminate any bonus, pension, profit-sharing, compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

              (ix) will promptly take, and shall cause the Company and each of its Subsidiaries to take, such actions as shall be necessary to satisfy the conditions set forth in Section 3 requiring action on the part of any of the Selling Shareholders or on the part of the Company or any of its Subsidiaries; and

               (x) from and after the date of this Agreement, unless the transactions contemplated by this Agreement shall be terminated solely by action of Sealed Air, neither the Company or any of its Subsidiaries, nor any Selling Shareholder, nor any of their respective Affiliates or Associates shall solicit inquiries or proposals or participate in any negotiations concerning, or provide any person with any information in connection with, any acquisition or purchase by merger, consolidation, sale of stock or assets or otherwise of all or substantially all of the assets or capital stock of the Company, and the Selling Shareholders and the Company will notify Sealed Air immediately if any such inquiries or proposals are received by any of them.

          (b) Delivery of Documents. Any document required to be delivered under the terms of this Agreement shall be accompanied by a writing signed by or on behalf of the party upon whom the obligation to so deliver such document is placed, which writing shall expressly refer to the Section of this Agreement pursuant to which the document is being delivered.

          (c) Delivery of Minute Books and Corporate Records. The Selling Shareholders shall cause the minute books and corporate records of the Company and its Subsidiaries to be delivered to such person or persons as may be designated by Sealed Air as the custodian of such records in complete and up-to-date condition on the Closing Date.

          (d) Listing of the Sealed Air Shares. Sealed Air shall submit to the New York Stock Exchange, prior to the Closing, an application to list the Sealed Air Shares on such Exchange and otherwise shall use its reasonable commercial efforts to have the Sealed Air Shares authorized for listing on such Exchange. The Company and the Selling Shareholders will cooperate with Sealed Air in the preparation and submission of such listing application as Sealed Air may reasonably request, and hereby consent to the inclusion therein of the financial statements described in Section 5(f) hereof. In the event that such Exchange authorizes the Sealed Air Shares for listing, Sealed Air shall give or cause to be given official notice of the issuance of the Sealed Air Shares to such Exchange promptly after the Closing Date.

          (e) Sealed Air Guaranty. Sealed Air shall cause Holdings to duly and timely perform its obligations under this Agreement and hereby unconditionally and irrevocably (i) guarantees the full and faithful performance by Holdings of each and every obligation of Holdings under this Agreement, and (ii) indemnifies the Selling Shareholders from and against any loss or damage which they may suffer as direct result of the breach by Holdings of any of its obligations under this Agreement. In the event of any failure by Holdings to perform any of such obligations, the Selling Shareholders shall provide notice thereof to Sealed Air, specifying the nature of the default and Sealed Air shall have a reasonable period not to exceed ten (10) days after the date of such notice within which to cure such default or to cause Holdings to cure such default, and, in the event that Holdings or Sealed Air shall fail to cure such default within such ten (10) day period, Sealed Air shall thereupon perform the obligation of Holdings specified in such notice. Sealed Air represents and warrants to the Selling Shareholders that it has all necessary corporate power and authority to undertake the obligations set forth in this Section 7(e) and that such obligations are legal, valid and binding and enforceable in accordance with their terms.

          (f) Foreman Investments Limited Name. Promptly following the Closing, Holdings will cause the corporate name of Foreman Investments Limited to be changed to a name that does not use the name Foreman, and the Selling Shareholders may thereafter use the name Foreman Investments Limited for any purpose that is consistent with the Non-Competition Agreements.

          (g) Trigon Employee Share Trust. As soon as practicable, the Company shall give directions to the trustees of the Trigon employee share trust to distribute (after allowing for all taxation liability) all moneys held by such trust after satisfying existing entitlements of present beneficiaries, and the Selling Shareholders shall procure that such proceeds, net of taxes, which the Selling Shareholders warrant shall be not less than $1,800,000 (NZ), shall be paid to the Company. Contemporaneously with such payment, the Company shall pay to such trustees any amounts owed by the Company to such trustees in their capacity as trustees of such trust. The direction to such trustees shall not require such trustees to make such a distribution prior to completion of the transactions referred to in Section 1(e).

          8.   Representations, Warranties and Covenants with
               Respect to the Sealed Air Shares; Registration of the Sealed Air Shares; and Restrictions on
               Transfer.

          (a)  Each Selling Shareholder acknowledges to Sealed
Air that:

               (i) Such Selling Shareholder has received a copy of Sealed Air's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (without the exhibits thereto), and of Sealed Air's Annual Report to Stockholders, each for the year ended December 31, 1993, a copy of Sealed Air's Proxy Statement dated March 30, 1994 for the Annual Meeting of Sealed Air's stockholders held on May 20, 1994, and a copy of Sealed Air's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, and such Selling Shareholder has had access to such other public information regarding the business and financial affairs of Sealed Air as such Selling Shareholder has deemed necessary to enable such Selling Shareholder to make an informed investment decision with respect to the acquisition of the Sealed Air Shares.

               (ii) Such Selling Shareholder has such experience in business and financial matters so as to be able to evaluate independently the merits and risks of an investment in the Sealed Air Shares to be acquired by such Selling Shareholder, and such Selling Shareholder is able to bear the economic risk of an investment in the Sealed Air Shares to be acquired by such Selling Shareholder including, without limiting the generality of the foregoing, the risk of losing all or any part of such Selling Shareholder's investment in the Sealed Air Shares to be acquired by such Selling Shareholder and the inability of selling or otherwise transferring or disposing of the Sealed Air Shares to be acquired by such Selling Shareholder for an indefinite period of time, other than in compliance with the Securities Act and the rules and regulations thereunder.

               (iii) Such Selling Shareholder has been afforded an opportunity to ask questions about and receive answers in response concerning the business and financial affairs of Sealed Air from representatives of Sealed Air and the opportunity to obtain any additional publicly available information that such Selling Shareholder desired with respect to Sealed Air.

               (iv) Such Selling Shareholder is acquiring the Sealed Air Shares to be acquired by such Selling Shareholder for such Selling Shareholder's own account or for the account of the Sealed Air Share Trust and the beneficiaries thereof or Griton for the purpose of investment and not with a view to or for sale in connection with the distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder, nor with any present intention of distributing or selling the Sealed Air Shares to be acquired by such Selling Shareholder other than in compliance with the Securities Act and the rules and regulations thereunder (which for the purposes of this Agreement shall include sales of Sealed Air Shares pursuant to the Registration Statement (as defined in Section 8(b)).

               (v) Any acquisition of Sealed Air Shares by such Selling Shareholder pursuant to this Agreement will be, at the time of acquisition, for such Selling Shareholder's own account or for the account of the Sealed Air Trust and the beneficiaries thereunder or Griton and such Selling Shareholder will hold or will cause the trustees of the Sealed Air Share Trust or Griton (as the case may be) to hold any Sealed Air Shares received by such Selling Shareholder or the Sealed Air Share Trust or Griton pursuant to this Agreement for such Selling Shareholder's own account, or for the account of the Sealed Air Share Trust or Griton, and not with a view to any resale or distribution thereof in any manner not in compliance with the Securities Act and the rules and regulations thereunder. Such Selling Shareholder agrees with Sealed Air that:

                    (x)  none of such Selling Shareholder, any
               trustee of the Sealed Air Share Trust or Griton is either a citizen or a resident of the United
               States;

                    (y)  there is no, and at the Closing Date
               there will not be any, plan or intention on the part of such Selling Shareholder or the Sealed Air Share Trust or Griton to sell or otherwise dispose of Sealed Air Shares other than in compliance with the Securities Act and the rules and regulations thereunder; and

                    (z)  none of such Selling Shareholder the
               Sealed Air Share Trust or Griton will offer to sell, sell or otherwise dispose of any Sealed Air Shares except (A) pursuant to an effective registration statement under the Securities Act and, unless an exemption from qualification is available, an effective qualification under the Blue Sky laws of such states of the United States in which such Sealed Air Shares are offered, sold or disposed of, (B) in compliance with Rule 144 under the Securities Act and with any applicable exemptions from qualification under the Blue Sky laws of any states in the United States in which such Sealed Air Shares are offered, sold or disposed of, or (C) in a transaction that, in the opinion of securities counsel reasonably satisfactory to Sealed Air (which counsel may be Messrs Lowenstein, Sandler, Kohl, Fisher and Boylan, special U.S. counsel to the Selling Shareholders), does not require registration of such Sealed Air Shares under the Securities Act and does not require qualification under the Blue Sky laws of any states in the United States in which such Sealed Air Shares are offered, sold or disposed of.

               (vi) Subject to Sections 8(a)(vii) and 8(e), unless (x) Sealed Air shall have obtained an opinion of securities counsel reasonably satisfactory to it that such legend is not necessary under the Securities Act or (y) such shares are sold pursuant to the Registration Statement in accordance with Section 8(b), the certificates representing Sealed Air Shares issued at the Closing (and any certificate representing Sealed Air Common Stock issued in exchange therefor or any certificate representing Sealed Air Shares sold in compliance herewith) will bear a legend in substantially the following form:

                    "The Shares represented by this
               Certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to an exemption from registration thereunder. No transfer or assignment of any such shares shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer or assignment of these shares, including, without limitation, a transfer by operation of law, unless (a) the issuer shall have first obtained an opinion of counsel satisfactory to it that the shares may be transferred without registration under such Act, (b) the shares are sold in compliance with Rule 144 under such Act and the issuer has been supplied with documentation indicating compliance with Rule 144, or (c) the shares are registered under such Act."

          Sealed Air agrees that within twelve (12) business days after receipt of any opinion referred to in the legend described above, it will (A) use its reasonable commercial efforts to cause its transfer agent to issue certificates without such legend or (B) notify the registered holder supplying such opinion that such opinion is not reasonably satisfactory to Sealed Air. No such legend shall be endorsed on any such certificates which, when issued, are no longer subject to the restrictions described in such legend. The Selling Shareholders agree that Sealed Air may give such stop-transfer orders as may be necessary or desirable to its transfer agent to implement or reflect the provisions of this Section with respect to the Sealed Air Shares.

               (vii)  upon the earlier to occur of (i) the
          effective date of the Registration Statement (as defined below) and (ii) the third anniversary of the Closing, (X) the Selling Shareholders shall be entitled to exchange the certificates representing their shares of Sealed Air Common Stock for certificates of like tenor containing no restrictive legend, and (Y) Sealed Air shall rescind any stop-transfer instructions given to the transfer agent for the Sealed Air Common Stock with respect to such shares of Sealed Air Common Stock.

               (viii) prior to the filing of the Registration Statement, the Selling Shareholders shall inform Sealed Air of the States in the United States in which they desire to effect sales of the Sealed Air Shares in order that Sealed Air may duly and in a timely manner make any necessary Blue Sky filings or obtain any necessary Blue Sky qualifications, which Sealed Air covenants to do.

          (b) Registration Pursuant to Rule 415. As soon as practicable after the Closing Date and in no event later than thirty (30) days after the date by which the Selling Shareholders shall have supplied Sealed Air with all information and materials with respect to the Company and the Selling Shareholders required in connection with the filing by Sealed Air of the registration statement referred to in this Section, Sealed Air will file a registration statement (the "Registration Statement") pursuant to Rule 415 of the regulations under the Securities Act relating to the Sealed Air Shares issued to the Selling Shareholders and use its reasonable commercial efforts to make the Registration Statement become effective and qualify the Sealed Air Shares under the Blue Sky laws of such states of the United States or of the securities laws of such other jurisdictions as may be reasonably requested, as promptly as practicable after such filing; provided that Sealed Air shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state or other jurisdiction where it is not so subject. Sealed Air agrees to use its reasonable commercial efforts to duly and in a timely manner file all reports required to be filed pursuant to the Securities Exchange Act 1934, as amended, and the rules and regulations thereunder, and to keep the Registration Statement effective until the third anniversary of the Closing Date. The description of the plan of distribution in the Registration Statement shall be in substantially the form delivered to and approved by the Selling Shareholders prior to the execution of this Agreement, with such changes therein as may be required by the United States Securities and Exchange Commission or as may otherwise be required to enable the Registration Statement to comply with the Securities Act and the rules and regulations thereunder. The Selling Shareholders will not be entitled to any other rights with respect to registration of the Sealed Air Shares. Promptly following request therefor, from time to time, the Selling Shareholders shall advise Sealed Air of the number of Sealed Air Shares covered by the Registration Statement that remain held by them and shall request any former Company shareholder receiving Sealed Air Shares pursuant to this Agreement or pursuant to the takeover offer described in Section 3(c)(viii) to similarly advise Sealed Air.

          (c) Expenses. Subject to the limitations contained in this Section 8(c) and except as otherwise specifically provided in this Section 8, the entire costs and expenses of the registration and qualification pursuant to Section 8(b) shall be borne by Sealed Air. Such costs and expenses shall include the fees and expenses of counsel for Sealed Air and of its accountants, all other costs and expenses of Sealed Air incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and the Selling Shareholders, and the costs and expenses (including fees and disbursements of counsel, and National Association of Securities Dealers, Inc. and listing fees) incurred by Sealed Air in connection with the qualification of the Sealed Air Shares under the Blue Sky laws of various jurisdictions. Notwithstanding the above, Sealed Air shall not be required to pay any underwriting or brokerage discounts, fees or commissions or any fees of counsel for the Selling Shareholders in connection with the registration or any sale pursuant to Section 8(b).

          (d) Procedures. In the case of each registration or qualification pursuant to Section 8(b), Sealed Air will keep the Selling Shareholders advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise the Selling Shareholders, upon request, of the progress of such proceedings.

          (e) Legend on Certificates. Upon and at any time during the effectiveness of the Registration Statement, each Selling Shareholder may deliver the certificates for the Sealed Air Shares issued to such Selling Shareholder containing the legend set forth in Section 8(a)(vi), together with a request that new certificates not bearing such legend and representing such Sealed Air Shares be issued to such Selling Shareholder in exchange for such legended certificates. Such request shall set forth such Selling Shareholder's understanding and agreement that delivery by Sealed Air of such unlegended certificates shall not release such Selling Shareholder from his obligations under this Agreement or any certificate or agreement delivered pursuant hereto or under the Securities Act. Promptly after receipt of such legended certificates and such request, Sealed Air shall use its reasonable commercial efforts to cause its transfer agent to issue and deliver such new certificates subject to and as provided in Section 8(a)(vi). Each Selling Shareholder agrees that if, at any time after receiving such unlegended certificates, the Registration Statement is not effective, such Selling Shareholder will thereafter sell such Sealed Air Shares in compliance with Rule 144 under the Securities Act, and such Selling Shareholder will, upon request by Sealed Air surrender the certificates for the Sealed Air Shares in order that new certificates containing the legend set forth in Section 8(a)(vi) may be issued to such Selling Shareholder in exchange therefor. In the event that after having been advised that the Registration Statement has ceased to be effective, any Selling Shareholder makes any disposition of Sealed Air Shares other than in compliance with Rule 144 under the Securities Act or such other exemption as may, in the opinion of Sealed Air's counsel, be available from time to time pursuant to the Securities Act and applicable state securities laws, such Selling Shareholder will indemnify and hold harmless Sealed Air, its officers and directors and any other person who controls Sealed Air within the meaning of the Securities Act from and against any and all losses, damages or liabilities for which they, or any one of them, shall be or become liable under the Securities Act or otherwise as a result of such disposition.

          (f) Registration Statement Not Effective In the event that the Registration Statement shall not have been declared effective by the US Securities and Exchange Commission within ninety (90) days after the Closing for any reason other than the failure of the Selling Shareholders or their attorneys, accountants or agents to provide information that is required to be included in the Registration Statement with respect to them, Sealed Air shall, promptly following demand therefor, cause Holdings to pay to the Selling Shareholders, the Sealed Air Share Trust, Griton or the Escrow Agent, as their interests may appear, an amount in New Zealand Dollars equal to the product of the number of the Sealed Air Shares delivered at the Closing and the Average Closing Market Price (expressed in New Zealand Dollars calculated at the Exchange Rate) against the delivery of the Sealed Air Shares to or upon the instructions of Sealed Air.

          9.  General.

          (a) Expenses. Whether or not the transactions contemplated by this Agreement shall become effective, except as already agreed between the parties, each of Sealed Air, Holdings, the Company and the Selling Shareholders shall pay their own expenses incidental to the negotiation and preparation for Closing of this Agreement, the Related Agreements and the Ancillary Agreements.

          (b) Corporate Examination; Investigations. From time to time prior to the Closing Date, Sealed Air may, through its officers, employees, attorneys, accountants, agents and representatives, investigate the properties and assets, examine the books, records and financial condition and subject to the approval of the Selling Shareholders, which shall not be unreasonably withheld, consult with officers, employees, attorneys, accountants, agents and representatives (whether or not currently employed or retained) of the Company and its Subsidiaries, and with the Company's suppliers, licensees and customers, to the extent that Sealed Air deems necessary or advisable to investigate the business or affairs of the Company and its Subsidiaries or to verify the representations and warranties of the Selling Shareholders contained in this Agreement, the Ancillary Agreements and the Related Agreements, the information contained in other documents and information provided to Sealed Air by the Selling Shareholders or the Company and its Subsidiaries, and the compliance by the Company and the Selling Shareholders with their obligations contained in this Agreement, the Ancillary Agreements and the Related Agreements. Such investigation, examination and consultation shall be done at reasonable times and under reasonable circumstances, and the Selling Shareholders shall cause the Company and its directors, officers, employees, independent public accountants, counsel and other representatives to cooperate fully therewith.

          (c) Execution in Counterparts. This Agreement may be executed in one or more counterparts (including facsimile copies), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (d) Notices. All notices that are required or may be given pursuant to this Agreement shall be given by personal delivery, by facsimile transmission or by registered or recorded delivery mail, return receipt requested, and any such notice shall become effective when delivered in person, received by facsimile or when deposited in the mails, to be sent via air mail, postage prepaid, addressed as follows:

               If to Holdings, to:

               Russell McVeagh McKenzie Bartleet & Co
               The Shortland Centre
               51-53 Shortland Street
               Auckland, New Zealand
               Attention: John Collings/Ian Narev
               Facsimile: (9) 367 8596

               If to any Selling Shareholder, to such Selling
               Shareholder at the address set forth on Exhibit A with a copy to:

               Bell Gully Buddle Weir
               34 Shortland Street
               Auckland, New Zealand
               Attention: Phil Taylor/Brynn Gilbertson
               Facsimile: (9) 309 3312

               If to the Company, to:

                    Trigon Industries Limited
                    317 Sunset Road, Mairangi Bay
                    Auckland, New Zealand
                    Attention:  Peter Stanes/Reno Wijnstok
                    Facsimile No.: (9) 479 1305


               If to Sealed Air, to:

                    Sealed Air Corporation
                    Park 80 East
                    Saddle Brook, New Jersey 07662
                    Attention:  William V. Hickey
                                Senior Vice President-Finance
                    Facsimile No.:  (201) 703-4205

The address of any party to this Agreement may be changed at any time by written notice to the other parties to this Agreement.

          (e) Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party against whom such waiver is enforceable. No waiver by a party hereto of any breach or default of any provision hereof or of any condition to the obligations of such party shall be deemed to constitute a waiver by such party of breach of, default under or failure to satisfy such provision or condition on a future occasion or any of its other rights and remedies hereunder or under applicable law.

          (f) Amendments. The parties may agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement.

          (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, legatees, personal representatives, successors and assigns of the parties hereto.

          (h) Governing Law. The execution, validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of New Zealand, without giving effect to principles of conflicts of laws. The courts of New Zealand shall have non-exclusive jurisdiction in relation to any legal proceedings arising out of the transactions contemplated by this Agreement.

          (i) Captions; Gender; Etc. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

          (j) Conduct of Business of Sealed Air. Neither the entering into, nor any provision contained in, this Agreement shall in any way be construed or deemed, either before or after the Closing, to restrict Sealed Air in the conduct of its business or, after the Closing, to require Sealed Air to preserve the corporate existence or separate identity of the Company.

          (k) Furnishing of Information. Prior to the Closing, Sealed Air will afford to the Selling Shareholders, at such times during normal business hours as may be reasonably requested by them, the opportunity to ask questions, and to receive answers, concerning the business and financial affairs of Sealed Air from persons authorized to act on Sealed Air's behalf and the opportunity to obtain any additional publicly available information (to the extent Sealed Air has such information or can acquire it without unreasonable effort or expense) that the Selling Shareholders may reasonably request concerning the Sealed Air Shares to be issued pursuant to this Agreement.

          (l) References to "Best Knowledge". The phrase "to the best knowledge of the Company or such Selling Shareholder", when used in this Agreement with respect to a statement, representation or warranty, means that, at the time such statement, representation or warranty was made, confirmed or deemed to have been made or confirmed, the Company or such Selling Shareholder, as the case may be, had, after reasonable investigation, reasonable ground to believe and no reasonable basis not to believe, and did in fact believe, that such statement, representation or warranty was true and that there was no omission to state therein a material fact required to be stated therein in order to make such statement, representation or warranty not misleading. In determining for this purpose what constitutes reasonable investigation and reasonable ground for belief, the standard of reasonableness shall be that required of a prudent man in the management of his own property.

          (m) Announcements. Except as may be required by law or by the requirements of the New York Stock Exchange no party shall make, or shall cause or permit the Company or any person, entity, employee or agent associated with the Company or any Selling Shareholder to make, any announcement, written or oral, of or relating to the transactions contemplated by this Agreement without the prior written approval of the other parties.

          (n) Further Assurances and Cooperation. All parties shall, from time to time at or after the Closing, execute and deliver such further instruments and documents and take such further actions as may be necessary or appropriate in order to vest in Holdings good title to the Outstanding Company Shares or in order to evidence or facilitate any of the transactions referred to in this Agreement, any Related Agreement or any Ancillary Agreement.

          (o) Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part thereof.

          (p) Consents of Holdings and Sealed Air. Any consent given or waiver of any term, covenant or condition of this Agreement made, by either Sealed Air or Holdings shall be deemed to constitute consent given, or waiver made, by the other.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed pursuant to due authorisation as of the date first above written.



                        SEALED AIR HOLDINGS (NZ) LIMITED

                        By  WILLIAM V. HICKEY
                          Name: William V. Hickey
                          Title: Director

                        TRIGON INDUSTRIES LIMITED

                        By  JAMES WILLIAM FERGUSON FOREMAN
                          Name:
                          Title:

                            DIANE FOREMAN
                          Name:
                          Title:


                        SEALED AIR CORPORATION

                        By T. J. DERMOT DUNPHY
                           Name:
                           Title:

                        JAMES WILLIAM FERGUSON FOREMAN


                        DIANE SHIRLEY FOREMAN


                               EXHIBIT B

                INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

          AGREEMENT dated as of 9 January 1995 between TRIGON INDUSTRIES LIMITED, TRIGON PACKAGING SYSTEMS (NZ) LIMITED, and TRI-ENGLE SYSTEMS LIMITED, corporations organized and existing under the laws of New Zealand (together "Trigon Companies"), and SEALED AIR CORPORATION, a Delaware corporation ("Sealed Air").

                                WITNESSETH:

          WHEREAS, the Trigon Companies are the owners of the trademarks and tradenames and applications for trademarks and tradenames listed in Annex A to this Agreement (the "Marks"); and

          WHEREAS, Sealed Air desires to acquire the Marks from the Trigon Companies, and the Trigon Companies desire to transfer and assign to Sealed Air all of the Trigon Companies' rights, titles and interests in and to the Marks upon and subject to the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Assignment of the Marks. Subject to the terms and conditions contained in this Agreement, Sealed Air shall acquire from the Trigon Companies, and the Trigon Companies shall transfer and assign to Sealed Air, all of the Trigon Companies' rights, titles and interests in and to the Marks for an aggregate purchase price of $9,500,000 (NZ) the ("Purchase Price") payable as provided in Section 2.


          2. Payment of the Purchase Price. The Purchase Price shall be paid on the Closing Date (as defined below) in cash, by wire transfer to the account of Trigon Industries Limited or by delivery to Trigon Industries Limited of a bank check against delivery to Sealed Air of assignments of the Marks and all relevant certificates of registration in recordable form, duly executed by the Trigon Companies and acknowledged (collectively, the "Assignments"). The Purchase Price shall be apportioned among the Trigon Companies as determined by the Trigon Companies. Trigon Industries Limited is hereby authorised to receive the Purchase Price on behalf of all the Trigon Companies, and payment to Trigon Industries Limited shall be good discharge to Sealed Air.

          3.   Closing.   The Closing under this Agreement (the
"Closing") shall take place, unless Sealed Air and the Trigon Companies agree upon another date or place, at the offices of Bell Gully Buddle Weir, 15th Floor, The Auckland Club Tower, 34 Shortland Street, Auckland 1, New Zealand, at 10:00 A.M., local time, on a date (the "Closing Date") to be mutually agreed upon after the conditions set forth in Section 4 shall have been satisfied, which date shall, unless otherwise agreed, not be later than 31 March, 1995. The parties each agree to use all reasonable commercial efforts to cause the conditions set forth in Section 4 to be satisfied as promptly as practicable. Notwithstanding the foregoing, in the event that the Closing does not occur on or before 31 March, 1995 other than by reason of the default of any of the parties, Sealed Air or the Trigon Companies may, upon written notice to the other, terminate this Agreement without liability to any of the other parties hereto.

          3.  Conditions to Closing.

          (a) Conditions to Sealed Air's Obligations. The obligation of Sealed Air to acquire the Marks hereunder is subject to the satisfaction, at or before the Closing, of the conditions that:

               (i) Accuracy of Representations and Warranties. All of the representations and warranties of the Trigon Companies set forth in this Agreement shall be true and accurate at the time of the Closing as if made at such time.

               (ii) Execution and Delivery of Assignments.  The
          Trigon Companies shall have duly executed and delivered the Assignments and all relevant certificates to Sealed
          Air.

          (b)  Conditions to the Trigon Companies' Obligations.
The obligation of the Trigon Companies to transfer and assign the Marks hereunder is subject to the tender by Sealed Air, at or before the Closing, of payment to the Purchase Price.

          4.   Representations and Warranties of the Trigon
Companies. The Trigon Companies jointly and severally represent and warrant to Sealed Air that:

          (a) Legal Authority. The Trigon Companies have, and will at the time of Closing have, full legal right, power and authority to sell, assign and transfer the Marks to Sealed Air.

          (b) Ownership and Title. The Marks are, and at the time of the Closing will be, owned by the Trigon Companies free and clear of all restrictions on transfer, liens, claims, equities, security interests, licenses, royalty and similar agreements and encumbrances of any kind or nature, and the delivery of the Assignments by the Trigon Companies at the Closing as contemplated in Section 2 will transfer to Sealed Air good and marketable title thereto free and clear of all restrictions on transfer, claims, liens, equities, security interests, licenses, royalty and similar agreements and encumbrances of any kind or nature whatsoever. In particular, without limiting the generality of this clause, the Trigon Companies shall procure that prior to closing there shall be no lien over any of the Marks pursuant to any global security agreement to which the Trigon Companies are parties.

          (c) Enforceability. This Agreement is, and upon their execution and delivery by the Trigon Companies each of the Assignments will be, the Trigon Companies' legal, valid and binding obligations, enforceable against the Trigon Companies in accordance with their respective terms.

          (d) Non-Contravention. The execution, delivery and performance of this Agreement by the Trigon Companies will not conflict with, result in any breach of, or constitute a default under or cause the acceleration of, or require any consent, approval or other action of any third party, court or governmental authority pursuant to, any mortgage, indenture, or other agreement or instrument, lien, license, permit, judgment, decree, statute, ordinance, rule, regulation, proceeding or order or any other restriction of any kind or character to which any of the Trigon Companies is a party or by which he or any of his properties are bound or affected; provided that it will be necessary to file the Assignments in the relevant Patent and Trademark Offices of the jurisdictions in which such Marks have been registered or applications for the registration thereof have been filed.

          (e) No Other Marks. The Marks to be assigned hereunder constitute, and at the Closing hereunder will constitute, all of the Trigon Companies' rights, titles, and interests in and to all trademarks, tradenames and service marks owned by the Trigon Companies and used or useful in their business.

          (f) Rights of Others. The Marks do not, and are not likely to, infringe or impair in any way any intellectual property or other rights of any other party.

          (g) No Disputes. There are no disputes or claims alleged or threatened in respect of any of the Marks.

          (h) Recordations. The Assignments, when executed and delivered by the Trigon Companies, will be in form suitable for recording in the Patent and Trademark Office of the jurisdictions in which the Marks are registered or in which registrations of the Marks have been applied for.

          5. Further Assurances. The Trigon Companies shall execute and deliver such further documents, instruments and assurances and take such other and further actions as Sealed Air may reasonably request in order to effectuate the assignments contemplated hereby and to better establish or evidence Sealed Air's rights in and to the Marks assigned hereunder. The Trigon Companies hereby irrevocably appoint Sealed Air as their duly authorised attorney-in-fact and agent for the purpose, after the Closing, of executing, filing and recording any further documents, instruments and assurances and of taking such other and further actions as may be necessary to effectuate the assignments contemplated hereby and to better establish or evidence Sealed Air's rights in and to the Marks assigned hereunder.

          6.   Miscellaneous.

          (a) Binding Effect. This Agreement shall be binding upon the respective successors and assigns of the parties hereto.

          (b) Governing Law. The execution, validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of New Zealand, without giving effect to the principles of conflicts of law. The courts of New Zealand shall have non-exclusive jurisdiction in relation to any legal proceedings arising out of the transactions contemplated by this Agreement.

          (c) Captions, Etc. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

          (d) Counterparts. This Agreement may be executed in multiple counterparts (including facsimile copies), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (e)  References to Trigon Companies.  Reference in this
Agreement to the Trigon Companies shall where the context so requires be construed as references to each of the Trigon
Companies.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed pursuant to due authorisation as of the date and year first above written.

                              TRIGON INDUSTRIES LIMITED


                              By
                                Name:
                                Title:


                                Name:
                                Title:



                              TRIGON PACKAGING SYSTEMS (NZ)
                              LIMITED


                              By______________________________
                                Name:
                                Title:


                              TRI-ENGLE SYSTEMS LIMITED


                              By______________________________
                                Name:
                                Title:

                              SEALED AIR CORPORATION


                              By
                                Name:William V Hickey
                                Title:Senior Vice President-
                                        Finance



 Annex A

                   Intellectual Property To Be Assigned

                             [to be furnished]




                                EXHIBIT C

                       TRIGON PACKAGING CORPORATION
                         SHARE PURCHASE AGREEMENT

          AGREEMENT dated as of 9 January, 1995 among SEALED AIR
CORPORATION, a Delaware corporation ("Sealed Air"), and TRIGON
INDUSTRIES LIMITED, a company organized and existing under the laws of New Zealand ("Trigon").

                                WITNESSETH:

          WHEREAS, TRIGON PACKAGING CORPORATION, a Washington Corporation ("TPC"), has authorized capitalization of 300,000 shares of preferred non-voting stock and 50,000 shares of common voting stock, all of which shares of preferred non-voting stock and 6,000 of which shares of common voting stock are issued and fully paid ("TPC Capital Stock");

          WHEREAS, Trigon owns all of the issued and fully paid shares of TPC Capital Stock (the "Outstanding TPC Shares");

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Trigon has agreed to sell the Outstanding TPC Shares to Sealed Air, and Sealed Air desires to purchase all of the Outstanding TPC Shares from Trigon;

          NOW, THEREFORE, the parties agree as follows:

          1.    Purchase and Sale.

          (a) Purchase Price. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), Sealed Air shall purchase from Trigon, and Trigon shall sell to Sealed Air, the Outstanding TPC Shares, which shares shall, on the Closing Date, constitute all of the issued and fully paid shares of TPC Capital Stock, in exchange for $11,400,000 (US) (the "Purchase Price").

          (b) Payment of the Purchase Price. The Purchase Price shall be paid on the Closing Date in cash, by wire transfer to the account of Trigon or by delivery to Trigon of a bank check.

          2.   Closing.

          (a) Time and Place of Closing. The Closing under this Agreement (the "Closing") shall take place, unless Sealed Air and Trigon agree upon another date or place, at the offices of Bell Gully Buddle Weir, 15th Floor, The Auckland Club Tower, 34 Shortland Street, Auckland 1, New Zealand, at 10:00 A.M., local time, on a date (the "Closing Date") to be mutually agreed upon after the conditions set forth in Section 3 shall have been satisfied, which date shall, unless otherwise agreed, not be later than 31 March, 1995. The parties each agree to use all reasonable commercial efforts to cause the conditions set forth in Section 3 to be satisfied. Notwithstanding the foregoing, in the event that the Closing does not occur on or before 31 March, 1995, other than by reason of the default of one of the parties, either Sealed Air or Trigon may, upon written notice to the other, terminate this Agreement without liability to any of the other parties hereto.

          (b)  Exchange of Stock Certificates; Method of Payment.

          At the Closing, subject to the satisfaction on or before the Closing Date of the conditions set forth in Section 3:

               (i)  Trigon shall deliver to Sealed Air
          certificates for the Outstanding TPC Shares, duly endorsed for transfer to Sealed Air, which certificates shall represent all of the then issued and fully paid shares of TPC Capital Stock; and

               (ii) Sealed Air shall deliver to Trigon an amount in cash equal to the Purchase Price as provided for in
          Section 1(b).

          (c) Delivery Constitutes Affirmation. The delivery to Sealed Air pursuant to Section 2(b) of the certificates for the Outstanding TPC Shares shall constitute an affirmation by Trigon
(i) that the representations and warranties of Trigon contained in this Agreement are true and accurate on the Closing Date and
(ii) that Trigon has duly performed or caused to be performed all covenants, conditions and obligations to be performed or satisfied on or before such date under this Agreement by Trigon or TPC.

          3.  Conditions to the Closing.

          (a) Conditions to Sealed Air's Obligations. The obligations of Sealed Air to effect the Closing and to purchase the Outstanding TPC Shares are subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (i)  Due Diligence.  Sealed Air shall have
          completed a due diligence review of TPC including without limitation a financial review or audit by KPMG Peat Marwick of TPC's consolidated financial condition and tax situation and environmental reviews of the facilities and operations of TPC and its Subsidiaries, which reviews and audits shall be satisfactory to Sealed Air in its sole discretion.

              (ii) Accuracy of Representations and Warranties. The representations and warranties of Trigon contained in this Agreement shall be true and accurate on the Closing Date as if made on such date (except as affected by the transactions contemplated by this Agreement and except to the extent that any such representations and warranties have been made as of a specified date, in which case such representations and warranties shall have been true and accurate as of such specified date).

             (iii) Performance of Agreements. Trigon shall have duly performed, and shall have caused TPC to duly perform, on or before the Closing Date all covenants and obligations to be performed by them under this Agreement.

              (iv) Opinions of Counsel. Sealed Air shall have received a written opinion dated the Closing Date in form and substance reasonably satisfactory to Sealed Air from Chism Jacobson & Johnson, counsel to Trigon and TPC, dated the Closing Date as to such matters as Sealed Air may reasonably request.

               (v) Satisfaction of Sealed Air's Counsel. All legal aspects of the transactions contemplated by this Agreement shall be accomplished in a manner satisfactory to Sealed Air's counsel.

          (b) Conditions to Trigon's Obligations. The obligations of Trigon to sell the Outstanding TPC Shares and to effect the Closing are subject to the satisfaction, on or before the Closing Date, of the condition that Sealed Air shall have duly performed all covenants and obligations to be performed by it under this Agreement on or before the Closing Date.

          (c) Other Conditions to the Closing. The obligations of the parties to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part with the mutual consent of Sealed Air and Trigon):

               (i)  Corporate Approvals.  Sealed Air's Board of
          Directors shall have approved the transactions contemplated by this Agreement, and Trigon shall have obtained all corporate approvals necessary to consummate the transactions contemplated by this Agreement.

              (ii)  Consents of Third Parties.  Each of the
          parties shall have obtained such consents from third parties as shall be required in order to permit them to perform their obligations under this Agreement.

             (iii) Permits and Approvals. All permits and approvals from any governmental agency or regulatory authority required for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.

              (iv) Litigation, Etc. No legal proceeding shall be pending or overtly threatened, or any basis for such a proceeding asserted, before any court or by any governmental agency or regulatory authority of any jurisdiction directed against the consummation of any of the transactions contemplated by this Agreement which, in the reasonable opinion of Sealed Air and Trigon, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement.

               (v) Consents of Contracting Parties. Undertakings shall have been obtained from all persons who are parties to any contract, commitment or arrangement with TPC which is material to TPC's business, and who would have the right to cancel, terminate earlier than would otherwise have been the case or adversely modify such contract, commitment or arrangement as a result of any of the transactions contemplated by this agreement, that they will not exercise such right.

          4.  Representations, Warranties and Covenants of
Trigon. Trigon represents and warrants to and covenants with Sealed Air as follows:

          (a) Legal Authority. Trigon has the full legal right, power and authority to sell, assign and transfer the Outstanding
TPC Shares.

          (b) Ownership and Title. The Outstanding TPC Shares are, and at the time of their transfer to Sealed Air will be, free and clear of all restrictions on transfer, liens, claims, equities, security interests and encumbrances of any kind or nature whatsoever, and delivery of such shares to Sealed Air as provided in Section 2(b) will transfer to Sealed Air good and marketable title thereto free and clear of all restrictions on transfer, claims, liens, equities, security interests and encumbrances of any kind or nature whatsoever.

          (c) Enforceability. This Agreement is Trigon's legal, valid and binding obligation, enforceable against Trigon in accordance with its terms.

          (d) Non-Contravention. The execution, delivery and performance of this Agreement by Trigon will not conflict with, result in any breach of, or constitute a default under or cause the acceleration of, or require any consent, approval or other action of any third party, court or governmental authority pursuant to, any mortgage, indenture, or other agreement or instrument, lien, license, permit, judgment, decree, statute, ordinance, rule, regulation, proceeding or order or any other restriction of any kind or character to which Trigon is a party or by which Trigon is bound or affected.

          (e) Organization, Standing, Etc. TPC is a duly incorporated, validly existing corporation in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. TPC is qualified to transact business as a foreign corporation in each jurisdiction in which it owns, leases or operates any real property and in each other jurisdiction in which the failure to so qualify could have any material adverse effect on the business, properties or condition, financial or otherwise, of TPC.

          (f)  Capitalization. TPC has an authorized
capitalization of 300,000 shares of preferred non-voting stock and 50,000 shares of common voting stock all of which shares of preferred non-voting stock and 6,000 of which shares of common voting stock are issued and fully paid with no personal liability attaching to the ownership thereof. No shares of TPC Capital Stock are held in treasury. The outstanding shares of TPC Capital Stock are free of any pledge, charge, security or claim of any third party whatsoever.

          (g) Charter Documents. Trigon has delivered to Sealed Air and Sealed Air a true, correct and complete copy of the charter documents (including all amendments thereto) of TPC and any Subsidiary (as defined below). No action or proceeding is pending or contemplated for the amendment of the charter documents of TPC or any of its Subsidiaries or for the dissolution or liquidation of TPC or any of its Subsidiaries.

          (h) Outstanding Options, Warrants or Other Rights. There are no outstanding options, warrants or other rights permitting or requiring Trigon or others to purchase or convert any obligation into shares of TPC Capital Stock, TPC has not agreed to issue, nor has it authorized the issuance of, any shares of TPC Capital Stock, and there are no undertakings or commitments to increase the capital stock of TPC. There are no voting trusts or other agreements or understandings with respect to the voting or transfer of shares of TPC Capital Stock and shares of TPC Capital Stock are not subject to any pre-emptive rights, rights of first refusal or similar rights.

          (i) Subsidiaries. Trigon has provided to Sealed Air in writing a correct and complete list setting forth (i) the name and jurisdiction of incorporation of each Subsidiary of TPC, (ii) the number of shares of each class of capital stock of each such Subsidiary authorized, issued and outstanding, and (iii) the number of shares of each class of capital stock of each Subsidiary owned by Trigon. All of the outstanding shares of capital stock of each such Subsidiary are validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, no shares of capital stock of any Subsidiary of TPC are held in the treasury of such Subsidiary. TPC has valid legal title to all of the outstanding shares of capital stock of each Subsidiary shown on such list as being owned by it, and such shares are owned by TPC free and clear of all restrictions on transfer, liens, claims, equities, encumbrances or security interests of any kind or nature whatsoever. There are no voting trusts or other agreements or understandings with respect to the voting or transfer of the capital stock of any Subsidiary, and there are no existing pre-emptive rights, rights of first refusal, options, warrants, calls or commitments of any character relating to any of the authorized or issued shares of capital stock of any Subsidiary. The Subsidiaries listed in such list are the only Subsidiaries of TPC, and each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or proposed by it to be conducted and is duly qualified and in good standing in each jurisdiction in which it owns, leases or operates real property and in each other jurisdiction in which the failure to so qualify could have any material adverse impact on the business, properties or condition, financial or otherwise, of TPC and such Subsidiary taken as a whole. Trigon has provided to Sealed Air in writing a correct and complete list of each jurisdiction in which each such Subsidiary is so qualified. For purposes of this Agreement, the term "Subsidiary" means any corporation or other business entity in which TPC or any other Subsidiary, directly or indirectly, owns or has the ability to control 50% or more of the equity interest.

          (j) Record Ownership. Trigon is the registered holder and beneficial owner of all of the outstanding shares of TPC
Capital Stock.

          (k) Financial Statements. Trigon has delivered to Sealed Air (i) audited consolidated financial statements of TPC including any related notes thereto and any reports thereon for each of the five fiscal years ended June 30, 1994, and (ii) unaudited consolidated financial statements of TPC for the fiscal period ended September 30, 1994. Except as has been disclosed to Sealed Air and Sealed Air in writing, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position, income and changes in consolidated financial position of TPC as of the dates and for the respective periods indicated. Such balance sheets in all material respects make full and adequate provision for all fixed and contingent obligations and liabilities of TPC as of the dates and for the periods indicated required by generally accepted accounting principles consistently applied to be therein provided for, and as of the respective dates of such financial statements TPC and its Subsidiaries had no obligations or liabilities of any nature not reflected in and adequately reserved against on such balance sheets as required by generally accepted accounting principles consistently applied to be so reflected or reserved against. To the best of the knowledge of Trigon, there is no basis for the assertion against TPC and its Subsidiaries of any material liability or obligation not adequately reflected in or reserved against in such financial statements.

          (l) Certain Changes or Events. Since June 30, 1994, neither TPC nor any of its Subsidiaries has:

               (i)  experienced any material change in its
          condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not been materially adverse;

              (ii) declared, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

             (iii) issued or committed to issue any shares of its capital stock of any class or any options, warrants or conversion or other rights to purchase any such shares or interests or any securities convertible into or exchangeable for such shares or interests;

              (iv) incurred any additional Indebtedness for borrowed money, except pursuant to lines of credit existing at June 30, 1994, or issued or sold any debt securities;

               (v) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance, or granted any option with respect to any of its properties or assets, tangible or intangible;

              (vi)  acquired or disposed of any assets or
          properties of material value;

             (vii) forgiven or cancelled any debts or claims or waived any material rights;

            (viii) entered into any material transaction other than in the ordinary course of business;

              (ix) granted to any director, officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of June 30, 1994 (other than normal periodic salary reviews in amounts consistent with past practices) or any severance or termination pay (other than in minor amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

               (x)  entered into, adopted or amended in any
          respect any collective bargaining agreement or adopted or amended any fringe benefit, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

              (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects or could materially and adversely affect its condition (financial or otherwise), properties, assets, business, operations or prospects envisioned by it;

             (xii) suffered any loss of employees or customers that materially and adversely affects or could materially and adversely affect it; or

            (xiii)  incurred any material liability or obligation
          (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding
          $250,000 (NZ) in the aggregate.

          (m) Title to Properties; Liens. Each of TPC and its Subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, tangible and intangible. Such properties and assets constitute all of the properties and assets necessary or currently being used to conduct the business of TPC and its Subsidiaries as now being conducted, and there has been no loss or casualty with respect to such properties or assets whether or not covered by the proceeds of insurance. Except as disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, such properties and assets are subject to no mortgage, option, pledge, lien, charge, encumbrance, security interest, conditional sale or other title retention agreement or to any easements, rights of way, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of TPC and its Subsidiaries, and each of TPC and its Subsidiaries is in exclusive and undisputed occupation of the whole of its real properties. There is not under any lease of real or personal property to which TPC and its Subsidiaries is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default, nor is there any actual or contingent liability under any lease of real or personal property except for such liabilities as have been disclosed by Trigon to Sealed Air in writing. Trigon has provided to Sealed Air in writing a true and complete list and brief description of all real and material personal properties owned or leased by TPC or its Subsidiaries, including any significant structures located on any of such real properties. All improvements on such real properties have been made and all operations thereof have been conducted so as to comply with and conform to, and to the best knowledge of Trigon do not fail to comply with and conform to, any and all applicable health, fire, environmental (including without limitation air and water pollution laws and regulations and other laws and regulations relating to the discharge of materials into the environment and to the disposal of solid, toxic, hazardous and other wastes), safety, and building laws and other applicable statutes, rules and regulations, except for violations which (or the curing of which) would not have a materially adverse effect on the conduct of the present business activities of TPC or its Subsidiaries. All such improvements and operations comply with all zoning laws, ordinances and regulations applicable to such real properties. The buildings, structures, fixtures, machinery and equipment used by TPC and its Subsidiaries in the conduct of their business are in good operating condition and repair. Neither TPC nor its Subsidiaries has, since deduction of title to Sealed Air's solicitors, entered into any transaction affecting the title to any of the real properties owned by TPC or its Subsidiaries.

          (n)  Patents and Other Rights.  Except as disclosed by
Trigon to Sealed Air in writing prior to the date of this Agreement, there are no:

               (i) patents, patent applications, inventions as to which either TPC or its Subsidiaries has commenced action to apply for patents, trademarks (either registered or registration applied for), trade names and copyrights that are as of the date of this Agreement (A) owned or otherwise held in the name of TPC or its Subsidiaries or (B) owned by or otherwise held in the name of third parties in which TPC or its Subsidiaries has any interest by license or otherwise; or

              (ii) licenses, assignments and agreements to which TPC or its Subsidiaries is a party relating to any patent, patent application, trademark (either registered or registration applied for), trade name, copyright, process, design, trade secret, know-how or technology owned by or otherwise held in the name of TPC or its Subsidiaries.

To the best of the knowledge of Trigon, neither TPC nor its Subsidiaries has infringed, is infringing, or has engaged or is engaging in any unauthorized use or misappropriation of, any patent, trademark, trade name, copyright (including any copyright relating to software), process, design, invention, trade secret, know-how or technology owned by or belonging to any third party and used in the business of TPC or its Subsidiaries, and there is no basis nor would there be any basis for the assertion of any claim against TPC or its Subsidiaries of such infringement, unauthorized use or misappropriation. There is no pending or threatened claim of such nature against TPC or its Subsidiaries. There are no items of the type described in clauses (i) and (ii) that are required or are being used to carry on the business of TPC or its Subsidiaries substantially as now conducted.

          (o) Litigation, Etc. Except as disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, there are no actions, suits, proceedings or investigations pending or, to the best of the knowledge of Trigon, threatened against or affecting TPC or its Subsidiaries, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority. To the best of the knowledge of Trigon, there are no claims that have not been asserted against TPC or its Subsidiaries that are probable of assertion.

          (p) Governmental Consents, Etc. Except for such as are disclosed in this Agreement or have been disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, all of which will be obtained on or before the Closing Date, neither Trigon, TPC nor any of their Subsidiaries is required to obtain any consent, approval or authorisation of any governmental authority in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (q) Disclosure. Neither this Agreement, nor the financial statements referred to in Section 4(k), nor any other document, certificate, schedule or written statement furnished to Sealed Air or Sealed Air by or on behalf of TPC, its Subsidiaries or Trigon in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact known or which in the exercise of reasonable care should be known by Trigon to be necessary in order to make the statements contained herein or therein not misleading.

          (r) Compliance With Other Instruments, Etc. Except for the consents disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, which consents will be obtained prior to the Closing, the execution, delivery and performance of this Agreement by Trigon and the performance by TPC and its Subsidiaries of the obligations that Trigon has agreed hereunder to cause them to perform under this Agreement will not conflict with, result in any breach of, or constitute a default under or cause the acceleration of, or require any permit, approval, consent or other action by any other person pursuant to any provision of any charter, bylaw, mortgage, indenture, lien, license, permit, lease, option or other material agreement or instrument, judgment, decree, ordinance, regulation, proceeding or order or any other restriction of any other kind or character to which TPC or its Subsidiaries is a party or by which TPC or its Subsidiaries or any of their respective properties may be bound or affected.

          (s) Compliance With Law. Each of TPC and its Subsidiaries holds all registrations, licenses, franchises, permits and authorisations necessary for the lawful conduct of its business and has conducted its business so as to comply, and to the best knowledge of Trigon has complied and is complying in all material respects, with all applicable statutes, laws, ordinances, rules and regulations (including without limitation all such statutes, laws, ordinances, rules and regulations that relate to the environment, occupational safety, employment opportunity or other terms of employment, product safety or the testing, licensing or registration of their respective products) of all governmental agencies or other bodies with jurisdiction over it or over any part of its operations and is not in violation of any thereof, except for such registrations, licenses, franchises, permits and authorisations, the lack of which, and for such statutes, laws, ordinances, rules and regulations, non-compliance with or violations of which (or the curing thereof), in any one case or in the aggregate, would not have a materially adverse effect on the assets, liabilities, earnings, business, prospects or condition (financial or otherwise) of TPC or its Subsidiaries or impair Trigon s ability or the ability of TPC or its Subsidiaries to consummate the transactions contemplated by this Agreement.

          (t) Existing Contracts. All material contracts, agreements, leases, licenses and understandings to which TPC or its Subsidiaries is a party (true, correct and complete copies of which have been delivered or made available to Sealed Air) are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of TPC or its Subsidiaries or, to the best of the knowledge of Trigon, the other parties thereto. Except as disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, neither TPC nor its Subsidiaries is a party to nor does it have any material obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business, (ii) employment contract or other contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or employee, (iii) collective bargaining agreement with employees, (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plans providing employee benefits, (v) lease with respect to any property, real or personal, whether as lessor or lessee that may not be cancelled by it on less than 90 days notice, (vi) contract for the purchase or provision of goods or services by TPC or its Subsidiaries for an aggregate price in excess of $250,000 (NZ) per contract, (vii) contract or commitment for capital expenditures in excess of $250,000 (NZ) in the aggregate, (viii) contract continuing over a period of more than one year from its date, (ix) mortgage, loan or credit agreement, (x) contract requiring consent to the transactions contemplated by this Agreement, (xi) contract to act as an agent of any person, (xii) guarantee of the obligations of any other person, (xiii) contract for the distribution, sale or marketing of its products by others, or (xiv) any other material contract, agreement or understanding, written or oral, affecting TPC or its Subsidiaries whether or not TPC or its Subsidiaries is a party thereto.

          (u) Taxes, Etc. TPC and each of its Subsidiaries has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax and information returns and reports required to be filed with the United States of America and with each state, local or other taxing jurisdiction in which TPC or any of its Subsidiaries is incorporated, transacts business or owns, leases or operates property (real or personal), or in which the failure to file such returns or pay taxes could have any materially adverse impact on the business, properties or condition, financial or otherwise, of TPC or any of its Subsidiaries, and with all governmental units thereof, and has paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax and information returns and reports. There is and will be no omission, deficiency, error, misstatement or misrepresentation in any tax or information return or report filed for any year or period ending on or prior to the Closing Date. True and complete copies of all such tax and information returns and reports and related documents have been made available, and when requested have been furnished, to Sealed Air. Neither TPC nor any of its Subsidiaries has consented to the extension of time in respect of any applicable statute of limitations in connection with the filing of tax and information returns and reports of the payment of taxes to the appropriate taxing authority nor has any of them received any notice of any failure to file a tax or information return or report claimed to be required to be filed that has not been filed. The financial statements of TPC contain adequate provision for all income, franchise, real property, personal property, value added and all other taxes of TPC and each of its Subsidiaries, including interest and penalties in respect thereof, required to have been accrued or for which TPC or any of its Subsidiaries may be liable as of the respective dates thereof. Neither TPC nor any of its Subsidiaries is the subject of any pending or threatened tax examination nor are a party to any proceeding or inquiry by any governmental authority for the assessment or the proposed assessment or for the collection of taxes, or interest or penalties with respect thereto, nor has any claim for the assessment or proposed assessment or for the collection of taxes, or interest or penalties with respect thereto, been asserted against the Company or any of its Subsidiaries. There are no liens for taxes that are due and unpaid on any of the properties or assets of the Company or any of its Subsidiaries. The United States Federal income tax returns of TPC have not been audited by the United States Internal Revenue Service for any fiscal years of the Company ended on or after June 30, 1990, which are the only fiscal years which are open and subject to audit or for which the statutes of limitations for claims for tax deficiencies have not yet expired. The results of all prior audits by the Internal Revenue Service are properly reflected in the foregoing financial statements and any deficiencies proposed or assessed have been paid.

          (v) Insurance. Trigon has provided to Sealed Air in writing a true and complete list and a brief description of all insurance policies currently in force with respect to the business and assets of TPC or its Subsidiaries together with the premiums currently paid thereon. Each of TPC and its Subsidiaries is in compliance with all of the provisions of such insurance policies and is not in default under any of the terms thereof. Such insurance policies are of the kinds, in the amounts and against the risks customarily maintained by corporations similarly situated.

          (w)  Employee Benefits.

               (i) Trigon has provided to Sealed Air in writing a true and complete list of all employee benefit and welfare plans of, or other fringe benefits provided by, TPC or its Subsidiaries, including pension, profit-sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, sickness, disability, and death benefit plans.

              (ii)  TPC has not and does not maintain or
          contribute to, and has not participated in or agreed to participate in, or otherwise become obligated with respect to, any Multi-Employer Plan as defined in
          Section 4001(a)(3) of the Employee Income Security Act of 1974, as amended, 29 U.S.C. 1001 et. seq. ("ERISA").

             (iii) TPC has no liability for providing retiree life and medical benefits coverage to TPC's active or retired employees.

              (iv) TPC neither maintains nor contributes to, nor has it (or any person or entity under "common control" with TPC, as "common control" is defined in ERISA) heretofore maintained or contributed to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA in which any employee of TPC participates or is eligible to participate except for TPC's 401(k) plan, as amended (the "401(k) Plan"). TPC has delivered to Sealed Air true copies of all Welfare Plans and of the 401(k) Plan or summaries thereof requested by Sealed Air, and all of such Welfare Plans and the 401(k) Plan and the administration thereof comply in all material respects with the requirements of ERISA and all other laws and regulations applicable thereto, and TPC has received no notice from any governmental authority of any failure to so comply which failure has not been cured. All reports and returns with respect to the Welfare Plans and the 401(k) Plan required to be filed with any governmental authority, the failure to so timely file which could have an adverse effect on TPC have been timely filed. No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), has occurred with respect to the 401(k) Plan or any other employee benefit plan or arrangement contributed to by TPC or any affiliate which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption. The 401(k) Plan is qualified under Section 401(a) of the Code and has been so qualified during the period since its adoption, and each trust forming a part thereof is exempt from tax pursuant to Section 401(a) of the Code. TPC has furnished or will upon request furnish to Sealed Air copies of the most recent Internal Revenue Service determination letters with respect to the 401(k) Plan. All amendments required to be made in order to bring such Plan into compliance with the requirements of the Tax Reform Act of 1986 and subsequent legislation have been duly and timely made or will be made within the time permitted by Section 401(b) of the Code. Such Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

          (x)  Miscellaneous.

               (i) Trigon has provided to Sealed Air in writing a true and complete list of the names and current emoluments of all managerial employees of each of TPC and its Subsidiaries.

              (ii) Trigon has provided to Sealed Air in writing a true and complete list of (A) each bank and safety deposit facility in which TPC or its Subsidiaries has an account or a safety deposit box and (B) the names of all persons authorized to draw on each such account or to have access to any such safety deposit facility together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

             (iii) Neither TPC nor its Subsidiaries has, since June 30, 1994, permitted any option to renew any material lease or any material option to purchase any property to expire unexercised, in whole or in part.

              (iv) Trigon has provided to Sealed Air in writing a true and complete list of all outstanding powers of attorney granted by TPC or its Subsidiaries other than limited powers of attorney solely in connection with tax matters and appointments of statutory agents to receive service of process.

               (v) Except as disclosed by Trigon to Sealed Air in writing prior to the date of this Agreement, neither TPC nor its Subsidiaries has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks endorsed or made in the ordinary course of business.

          5.  Certain Agreements.

          (a)  Conduct of Business of TPC and its Subsidiaries
Prior to the Closing, etc. Prior to the Closing, except as contemplated by this Agreement or as may be expressly approved in writing by Sealed Air, Trigon:

               (i) will cause each of TPC and its Subsidiaries to operate its business only in the usual, regular and ordinary manner;

               (ii) will cause each of TPC and its Subsidiaries to maintain all of its properties in customary repair, order and condition and to maintain adequate insurance upon all of its properties, at least in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (iii) will cause each of TPC and its Subsidiaries to maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and periods and to comply with all laws materially applicable to it and to the conduct of its business;

               (iv) will not permit any amendment to be made in the charter documents of TPC or its Subsidiaries or permit TPC or its Subsidiaries to merge or consolidate with, or to sell all or substantially all of its assets to, any other corporation or change the character of its business;

               (v) except with respect to its Subsidiaries as contemplated by this Agreement, will not permit any change to be made in the number of shares of TPC Capital Stock or its Subsidiaries' Capital Stock issued and outstanding or any option, warrant or any other right to purchase of to convert any obligation into shares of TPC Capital Stock or its Subsidiaries' Capital Stock to be granted or made by TPC or its Subsidiaries;

               (vi) will not permit (A) any dividend or other distribution or payment to be declared, paid or made by TPC or its Subsidiaries in respect of its capital stock or (B) any purchase, redemption or other acquisition of any outstanding shares of its capital stock;

               (vii) will not permit TPC or its Subsidiaries to encumber or mortgage any of their properties or assets or to enter into any transaction or to make or enter into any contract or commitment which is not in the ordinary course of business, nor will Trigon permit TPC or its Subsidiaries to incur any obligation (contingent or otherwise) other than in the ordinary course of business or to transfer, convey or acquire any material assets or property, or to enter into any arrangement, agreement or undertaking (including, without limitation, employment agreements with executives), or to pay or promise to pay any bonus or special compensation to employees, except in accordance with existing employment agreements, or to modify, amend or terminate any bonus, pension, profit-sharing, compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

               (viii) will promptly take, and shall cause each of TPC and its Subsidiaries to take, such actions as shall be necessary to satisfy the conditions set forth in Section 3 requiring action on the part of Trigon or on the part of TPC or its Subsidiaries; and

               (ix) from and after the date of this Agreement, unless the transactions contemplated by this Agreement shall be terminated solely by action of Sealed Air and Sealed Air, neither Trigon, TPC nor its Subsidiaries shall solicit inquiries or proposals or participate in any negotiations concerning, or provide any person with any information in connection with, any acquisition or purchase by merger, consolidation, sale of stock or assets or otherwise of all or substantially all of the assets or capital stock of TPC or its Subsidiaries, and Trigon will notify Sealed Air and Sealed Air immediately if any such inquiries or proposals are received.

          (b)  Delivery of Minute Books and Corporate Records:
Resignation of Directors.

               (i) Upon the Closing, Trigon shall cause the minute books and corporate records of TPC and its Subsidiaries to be delivered to such person or persons as may be designated by Sealed Air as the custodian of such records in complete and up-to-date condition.
          Such delivery shall be deemed to be a representation on the part of Trigon that such minute books and corporate records are true, correct and complete.

              (ii) Upon the Closing Date, such of the directors of each of TPC and its Subsidiaries as Sealed Air shall request shall resign and be replaced by designees of Sealed Air.

          6.  General.

          (a) Expenses. Whether or not the transactions contemplated by this Agreement shall become effective, each party shall pay its own expenses incidental to the negotiation and preparation for Closing of this Agreement.

          (b) Corporate Examination; Investigations. From time to time prior to the Closing Date, Sealed Air may, through their officers, employees, attorneys, accountants, agents and representatives, investigate the properties and assets, examine the books, records and financial condition and consult with officers, employees, attorneys, accountants, agents and representatives (whether or not currently employed or retained) of TPC and its Subsidiaries to the extent that Sealed Air deems necessary or advisable to investigate the business or affairs of TPC and its Subsidiaries. Sealed Air agrees that, unless and until the Closing has been consummated, they and their representatives will hold in strict confidence all data and information so obtained and that, if the transactions contemplated by this Agreement are not consummated, they will return to Trigon or to TPC or its Subsidiaries all such data and information as Trigon shall reasonably request.

          (c) Execution in Counterparts. This Agreement may be executed in one or more counterparts (including facsimile copies), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (d) Notices. All notices that are required or may be given pursuant to this Agreement shall be given by personal delivery, by facsimile transmission or by registered or recorded delivery mail, return receipt requested, and any such notice shall become effective when delivered in person, received by facsimile or when deposited in the mails, to be sent via air mail, postage prepaid, addressed as follows:

          If to Sealed Air, to:

               Sealed Air Corporation
               Park 80 East
               Saddle Brook, New Jersey 07663
               Attention:  William V. Hickey
                           Senior Vice President-Finance
               Facsimile No.:  (201) 703-4113


          If to Trigon, to:

               Trigon Industries Limited
               317 Sunset Road, Mairangi Bay
               Auckland, New Zealand
               Attention:  Peter Stanes/Reno Wijnstok
               Facsimile No. (09) 479 1305

The address of any party to this Agreement may be changed at any time by written notice to the other parties to this Agreement.

          (e) Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party against whom such waiver is enforceable.

          (f) Amendments. The parties may agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement.

          (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, legatees, personal representatives, successors and assigns of the parties hereto.

          (h) Governing Law. The execution, validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New
York, United States of America, without giving effect to the principles of conflicts of law.

          (i) Captions; Gender; Etc. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

          (j) Conduct of Business of Sealed Air. Neither the entering into, nor any provision contained in, this Agreement shall in any way be construed or deemed, either before or after the Closing, to restrict Sealed Air or Sealed Air in the conduct of their businesses.

          (k) References to Best Knowledge. The phrase "to the best knowledge of Trigon" or phrases of similar import, when used in this Agreement with respect to a statement, representation or warranty, means that, at the time such statement, representation or warranty was made, confirmed or deemed to have been made or confirmed, Trigon had, after reasonable investigation, reasonable ground to believe and no reasonable basis not to believe, and did in fact believe, that such statement, representation or warranty was true and that there was no omission to state therein a material fact required to be stated therein in order to make such statement, representation or warranty not misleading. In determining for this purpose what constitutes reasonable investigation and reasonable ground for belief, the standard of reasonableness shall be that required of a prudent man in the management of his own property.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as a deed as of the date first set forth above.

                              TRIGON INDUSTRIES LIMITED


                              By _____________________________
                                 Name:
                                 Title:

                                 _____________________________
                                 Name:
                                 Title:



                              SEALED AIR CORPORATION


                              By
                                 Name:  William V Hickey
                                 Title: Senior Vice President
                                        - Finance



                                EXHIBIT D

                 TRIGON PACKAGING SYSTEMS (EUROPE) LIMITED
                         SHARE PURCHASE AGREEMENT

          AGREEMENT dated as of 9 January, 1995 among SEALED AIR
LIMITED, a company incorporated under the laws of England
("SAL"), TRIGON INDUSTRIES LIMITED, a company organized and existing under the laws of New Zealand ("Trigon"), and SEALED AIR
CORPORATION, a Delaware corporation ("Sealed Air").

                                WITNESSETH:

          WHEREAS, TRIGON PACKAGING SYSTEMS (EUROPE) LIMITED, a company incorporated under the laws of England ("TPSE"), with its registered office at Stafford Park, 9 Telford, Shropshire TF33B2, England, has authorized capitalization of 575,000 ordinary shares, with a nominal value of 1 pound each ("TPSE Capital Stock"), all of which shares are issued and fully paid;

          WHEREAS, Trigon owns all of the issued and fully paid shares of TPSE Capital Stock (the "Fully Paid TPSE Shares");

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Trigon has agreed to sell the Fully Paid
TPSE Shares to SAL, and SAL desires to purchase all of the Fully
Paid TPSE Shares from Trigon;

          NOW, THEREFORE, the parties agree as follows:

          1.    Purchase and Sale.

          (a) Purchase Price. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), SAL shall purchase from Trigon, and Trigon shall sell to SAL, the Fully Paid TPSE Shares, which shares shall, on the Closing Date, constitute all of the issued and fully paid shares of TPSE Capital Stock, in exchange for $11,000,000 (NZ) (the "Purchase Price").

          (b) Payment of the Purchase Price. The Purchase Price shall be paid on the Closing Date in cash, by wire transfer to the account of Trigon or by delivery to Trigon of a bank check.

          2.   Closing.

          (a) Time and Place of Closing. The Closing under this Agreement (the "Closing") shall take place, unless SAL, Sealed Air and Trigon agree upon another date or place, at the offices of Bell Gully Buddle Weir, 15th Floor, The Auckland Club Tower, 34 Shortland Street, Auckland 1, New Zealand, at 10:00 A.M., local time, on a date (the "Closing Date") to be mutually agreed upon after the conditions set forth in Section 3 shall have been satisfied, which date shall be, unless otherwise agreed, not be later than 31 March, 1995. The parties each agree to use all reasonable commercial efforts to cause the conditions set forth in Section 3 to be satisfied. Notwithstanding the foregoing, in the event that the Closing does not occur on or before 31 March, 1995 other than by reason of default of either of the parties, either SAL or Trigon may, upon written notice to the other, terminate this Agreement without liability to any of the other parties hereto.

          (b)  Exchange of Stock Certificates; Method of Payment.

          At the Closing, subject to the satisfaction on or before the Closing Date of the conditions set forth in Section 3:

               (i) Trigon shall deliver to SAL certificates for the Fully Paid TPSE Shares, duly endorsed for transfer to SAL, which certificates shall represent all of the then issued and fully paid shares of TPSE Capital Stock; and

               (ii) SAL shall deliver to Trigon an amount in cash equal to the Purchase Price as provided for in
          Section 1(b).

          (c) Delivery Constitutes Affirmation. The delivery to SAL pursuant to Section 2(b) of the certificates for the Fully Paid TPSE Shares shall constitute an affirmation by Trigon (i) that the representations and warranties of Trigon contained in this Agreement are true and accurate on the Closing Date and (ii) that Trigon has duly performed or caused to be performed all covenants, conditions and obligations to be performed or satisfied on or before such date under this Agreement by Trigon or TPSE.

          3.  Conditions to the Closing.

          (a)  Conditions to Sealed Air's and SAL's Obligations.
The obligations of SAL to effect the Closing and to purchase the Fully Paid TPSE Shares are subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (i)  Due Diligence.  Sealed Air shall have
          completed a due diligence review of TPSE and its Subsidiaries including without limitation a financial review or audit by KPMG Peat Marwick of TPSE's consolidated financial condition and tax situation and environmental reviews of the facilities and operations of TPC and its Subsidiaries, which reviews and audits shall be satisfactory to Sealed Air in its sole discretion.

              (ii) Accuracy of Representations and Warranties. The representations and warranties of Trigon contained in this Agreement shall be true and accurate on the Closing Date as if made on such date (except as affected by the transactions contemplated by this Agreement and except to the extent that any such representations and warranties have been made as of a specified date, in which case such representations and warranties shall have been true and accurate as of such specified date).

             (iii) Performance of Agreements. Trigon shall have duly performed, and shall have caused TPSE to duly perform, on or before the Closing Date all covenants and obligations to be performed by them under this Agreement.

              (iv) Opinions of Counsel. Sealed Air and SAL shall have received a written opinion dated the Closing Date in form and substance reasonably satisfactory to Sealed Air from Messrs. Simmons & Simmons, solicitors for Trigon and TPSE, dated the Closing Date as to such matters as Sealed Air may reasonably request.

               (v) Satisfaction of Sealed Air's Counsel. All legal aspects of the transactions contemplated by this Agreement shall be accomplished in a manner satisfactory to Sealed Air's counsel.

          (b) Conditions to Trigon's Obligations. The obligations of Trigon to sell the Fully Paid TPSE Shares and to effect the Closing are subject to the satisfaction, on or before the Closing Date, of the condition that SAL and Sealed Air shall have duly performed all covenants and obligations to be performed by them under this Agreement on or before the Closing Date.

          (c) Other Conditions to the Closing. The obligations of the parties to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived in whole or in part with the mutual consent of SAL, Sealed Air and Trigon):

               (i) Corporate Approvals. The Boards of Directors of Sealed Air and SAL shall have approved the transactions contemplated by this Agreement, and Trigon shall have obtained all corporate approvals necessary to consummate the transactions contemplated by this Agreement.

              (ii)  Consents of Third Parties.  Each of the
          parties shall have obtained such consents from third parties as shall be required in order to permit them to perform their obligations under this Agreement.

             (iii) Permits and Approvals. All permits and approvals from any governmental agency or regulatory authority required for the lawful consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect.

              (iv) Litigation, Etc. No legal proceeding shall be pending or overtly threatened, or any basis for such a proceeding asserted, before any court or by any governmental agency or regulatory authority of any jurisdiction directed against the consummation of any of the transactions contemplated by this Agreement which, in the reasonable opinion of Sealed Air, SAL and Trigon, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement.

               (v)  Consents of Contracting Parties.
          Undertakings shall have been obtained from all persons who are parties to any contract, commitment or arrangement with TPSE or any of its Subsidiaries which is material to TPSE's business, and who would have the right to cancel, terminate earlier than would otherwise have been the case or adversely modify such contract, commitment or arrangement as a result of any of the transactions contemplated by this agreement, that they will not exercise such right.

          4.  Representations, Warranties and Covenants of
Trigon. Trigon represents and warrants to and covenants with SAL and Sealed Air as follows:

          (a) Legal Authority. Trigon has the full legal right, power and authority to sell, assign and transfer the Fully Paid
TPSE Shares.

          (b) Title. The Fully Paid TPSE Shares are, and at the time of their transfer to SAL will be, free and clear of all restrictions on transfer, liens, claims, equities, security interests and encumbrances of any kind or nature whatsoever, and delivery of such shares to SAL as provided in Section 2(b) will transfer to SAL good and marketable title thereto free and clear of all restrictions on transfer, claims, liens, equities, security interests and encumbrances of any kind or nature whatsoever.

          (c) Enforceability. This Agreement is Trigon's legal, valid and binding obligation, enforceable against Trigon in accordance with its terms.

          (d) Non-Contravention. The execution, delivery and performance of this Agreement by Trigon will not conflict with, result in any breach of, or constitute a default under or cause the acceleration of, or require any consent, approval or other action of any third party, court or governmental authority pursuant to, any mortgage, indenture, or other agreement or instrument, lien, license, permit, judgment, decree, statute, ordinance, rule, regulation, proceeding or order or any other restriction of any kind or character to which Trigon is a party or by which Trigon is bound or affected.

          (e) Organization, Standing, Etc. TPSE is a company in good standing incorporated under the laws of England and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

          (f)  Capitalization. TPSE has an authorized
capitalization of 575,000 ordinary shares of TPSE Capital Stock, nominal value 1 pound per share, all of which are issued and fully paid with no personal liability attaching to the ownership thereof. The outstanding shares of TPSE Capital Stock are free of any pledge, charge, security or claim of any third party whatsoever.

          (g) Charter Documents. Trigon has delivered to Sealed Air and SAL a true, correct and complete copy of the charter documents (including all amendments thereto) of TPSE and its Subsidiaries (as defined in Section 4(i)). No action or proceeding is pending or contemplated for the amendment of the charter documents of TPSE or its Subsidiaries or for the dissolution or liquidation of TPSE or its Subsidiaries.

          (h) Outstanding Options, Warrants or Other Rights. TPSE has no outstanding options, warrants or other rights permitting or requiring it or others to purchase or convert any obligation into shares of TPSE Capital Stock, has not agreed to issue any shares of TPSE Capital Stock, and has not made any commitment to increase the capital stock of TPSE. Either (i) there are no voting trusts or other agreements or understandings with respect to the voting or transfer of shares of TPSE Capital Stock and shares of TPSE Capital Stock are not subject to any pre-emptive rights, rights of first refusal or similar rights, or
(ii) Trigon hereby unconditionally and irrevocably waives all rights of pre-emption or similar rights over any of the shares of TPSE Capital Stock conferred on shareholders of TPSE by the charter documents of TPSE or in any other way.

          (i) Subsidiaries. Trigon has provided to Sealed Air and SAL in writing contains a correct and complete list setting forth (i) the name and jurisdiction of incorporation of each Subsidiary, (ii) the number of shares of each class of capital stock of each Subsidiary authorized, issued and outstanding, and
(iii) the number of shares of each class of capital stock of each Subsidiary owned by TPSE. All of the outstanding shares of capital stock of each Subsidiary are validly issued and fully paid with no personal liability attaching to the ownership thereof. TPSE has valid legal title to all of the outstanding shares of capital stock of each Subsidiary shown on such list as being owned by it, and such shares are owned by TPSE free and clear of all restrictions on transfer, liens, claims, equitable interests (save for shares held by nominees of TPSE), encumbrances or security interests of any kind or nature whatsoever. There are no voting trusts or other agreements or understandings with respect to the voting or transfer of the capital stock of any Subsidiary, and there are no existing pre-emptive rights, rights of first refusal, options, warrants, calls or commitments of any character relating to any of the authorized or issued shares of capital stock of any Subsidiary. The Subsidiaries listed in such list are the only Subsidiaries of TPSE, and each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of England, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or proposed by it to be conducted and is duly qualified and in good standing in each jurisdiction in which it owns, leases or operates property (real or personal) and in each other jurisdiction in which the failure to so qualify could have any material adverse impact on the business, properties or condition, financial or otherwise, of such Subsidiary. Trigon has provided to Sealed Air and SAL in writing a correct and complete list of each jurisdiction in which each such Subsidiary is so qualified. For purposes of this Agreement, the term "Subsidiary" means any corporation or other business entity in which TPSE or any other Subsidiary, directly or indirectly, owns or has the ability to control 50% or more of the equity interest.

          (j) Record Ownership. Trigon is the registered holder and beneficial owner of all of the issued shares of TPSE Capital
Stock.

          (k) Financial Statements. Trigon has delivered to Sealed Air and SAL (i) audited consolidated financial statements of TPSE including any related notes thereto and any reports thereon for each of the five fiscal years ended June 30, 1994, and (ii) unaudited consolidated financial statements of TPSE for the fiscal period ended September 30, 1994. Except as has been disclosed to Sealed Air and SAL in writing, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position, income and changes in consolidated financial position of TPSE as of the dates and for the respective periods indicated. Such balance sheets in all material respects make full and adequate provision for all fixed and contingent obligations and liabilities of TPSE as of the dates and for the periods indicated required by generally accepted accounting principles consistently applied to be therein provided for, and as of the respective dates of such financial statements TPSE and its Subsidiaries had no obligations or liabilities of any nature not reflected in and adequately reserved against on such balance sheets as required by generally accepted accounting principles consistently applied to be so reflected or reserved against. To the best of the knowledge of Trigon, there is no basis for the assertion against TPSE and its Subsidiaries of any material liability or obligation not adequately reflected in or reserved against in such financial statements.

          (l) Certain Changes or Events. Since June 30, 1994, neither TPSE nor any of its Subsidiaries has:

               (i)  experienced any material change in its
          condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not been materially adverse;

              (ii) declared, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

             (iii) issued or committed to issue any shares of its capital stock of any class or any options, warrants or conversion or other rights to purchase any such shares or interests or any securities convertible into or exchangeable for such shares or interests;

              (iv) incurred any additional Indebtedness for borrowed money, except pursuant to lines of credit existing at June 30, 1994, or issued or sold any debt securities;

               (v) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance, or granted any option with respect to any of its properties or assets, tangible or intangible;

              (vi)  acquired or disposed of any assets or
          properties of material value;

             (vii) forgiven or cancelled any debts or claims or waived any material rights;

            (viii) entered into any material transaction other than in the ordinary course of business;

              (ix) granted to any director, officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of June 30, 1994 (other than normal periodic salary reviews in amounts consistent with past practices) or any severance or termination pay (other than in minor amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

               (x)  entered into, adopted or amended in any
          respect any collective bargaining agreement or adopted or amended any fringe benefit, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

              (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects or could materially and adversely affect its condition (financial or otherwise), properties, assets, business, operations or prospects envisioned by it;

             (xii) suffered any loss of employees or customers that materially and adversely affects or could materially and adversely affect it; or

            (xiii)  incurred any material liability or obligation
          (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding
          $250,000 (NZ) in the aggregate.

          (m) Title to Properties; Liens. Each of TPSE and its Subsidiaries has good and marketable freehold or leasehold title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, tangible and intangible. Such properties and assets constitute all of the properties and assets necessary or currently being used to conduct the business of TPSE and its Subsidiaries as now being conducted, and there has been no loss or casualty with respect to such properties or assets whether or not covered by the proceeds of insurance. Except as disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, such properties and assets are subject to no mortgage, option, pledge, lien, charge, encumbrance, security interest, conditional sale or other title retention agreement or to any easements, rights of way, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of TPSE and its Subsidiaries, and each of TPSE and its Subsidiaries is in exclusive and undisputed occupation of the whole of its real properties. There is not under any lease of real or personal property to which TPSE and its Subsidiaries is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default, nor is there any actual or contingent liability under any lease of real or personal property except for such liabilities as have been disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement. Trigon has provided to Sealed Air and SAL in writing a true and complete list and brief description of all real and material personal properties owned or leased by TPSE or its Subsidiaries, including any significant structures located on any of such real properties. All improvements on such real properties have been made and all operations thereof have been conducted so as to comply with and conform to, and to the best knowledge of Trigon do not fail to comply with and conform to, any and all applicable health, fire, environmental (including without limitation air and water pollution laws and regulations and other laws and regulations relating to the discharge of materials into the environment and to the disposal of solid, toxic, hazardous and other wastes), safety, and building laws and other applicable statutes, rules and regulations, except for violations which (or the curing of which) would not have a materially adverse effect on the conduct of the present business activities of TPSE or its Subsidiaries. All such improvements and operations comply with all zoning laws, ordinances and regulations applicable to such real properties. The buildings, structures, fixtures, machinery and equipment used by TPSE and its Subsidiaries in the conduct of their business are in good operating condition and repair. Neither TPSE nor its Subsidiaries has, since deduction of title to SAL's solicitors, entered into any transaction affecting the title to any of the real properties owned by TPSE or its Subsidiaries.

          (n)  Patents and Other Rights.  Except as disclosed by
Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, there are no:

               (i) patents, patent applications, inventions as to which either TPSE or its Subsidiaries has commenced action to apply for patents, trademarks (either registered or registration applied for), trade names and copyrights that are as of the date of this Agreement (A) owned or otherwise held in the name of TPSE or its Subsidiaries or (B) owned by or otherwise held in the name of third parties in which TPSE or its Subsidiaries has any interest by license or otherwise; or

              (ii) licenses, assignments and agreements to which TPSE or its Subsidiaries is a party relating to any patent, patent application, trademark (either registered or registration applied for), trade name, copyright, process, design, trade secret, know-how or technology owned by or otherwise held in the name of TPSE or its Subsidiaries.

To the best of the knowledge of Trigon, neither TPSE nor its Subsidiaries has infringed, is infringing, or has engaged or is engaging in any unauthorized use or misappropriation of, any patent, trademark, trade name, copyright (including any copyright relating to software), process, design, invention, trade secret, know-how or technology owned by or belonging to any third party and used in the business of TPSE or its Subsidiaries, and there is no basis nor would there be any basis for the assertion of any claim against TPSE or its Subsidiaries of such infringement, unauthorized use or misappropriation. There is no pending or threatened claim of such nature against TPSE or its Subsidiaries. There are no items of the type described in clauses (i) and (ii) that are required or are being used to carry on the business of TPSE or its Subsidiaries substantially as now conducted.

          (o) Litigation, Etc. Except as disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, there are no actions, suits, proceedings or investigations pending or, to the best of the knowledge of Trigon, threatened against or affecting TPSE or its Subsidiaries, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority. To the best of the knowledge of Trigon, there are no claims that have not been asserted against TPSE or its Subsidiaries that are probable of assertion.

          (p) Governmental Consents, Etc. Except for such as are disclosed in this Agreement or have been disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, all of which will be obtained on or before the Closing Date, neither Trigon, TPSE nor any of their Subsidiaries is required to obtain any consent, approval or authorisation of any governmental authority in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (q) Disclosure. Neither this Agreement, nor the financial statements referred to in Section 4(k), nor any other document, certificate, schedule or written statement furnished to Sealed Air or SAL by or on behalf of TPSE, its Subsidiaries or Trigon in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact known or which in the exercise of reasonable care should be known by Trigon to be necessary in order to make the statements contained herein or therein not misleading.

          (r) Compliance With Other Instruments, Etc. Except for the consents disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, which consents will be obtained prior to the Closing, the execution, delivery and performance of this Agreement by Trigon and the performance by TPSE and its Subsidiaries of the obligations that Trigon has agreed hereunder to cause them to perform under this Agreement will not conflict with, result in any breach of, or constitute a default under or cause the acceleration of, or require any permit, approval, consent or other action by any other person pursuant to any provision of any charter, bylaw, mortgage, indenture, lien, license, permit, lease, option or other material agreement or instrument, judgment, decree, ordinance, regulation, proceeding or order or any other restriction of any other kind or character to which TPSE or its Subsidiaries is a party or by which TPSE or its Subsidiaries or any of their respective properties may be bound or affected.

          (s) Compliance With Law. Each of TPSE and its Subsidiaries holds all registrations, licenses, franchises, permits and authorisations necessary for the lawful conduct of its business and has conducted its business so as to comply, and to the best knowledge of Trigon has complied and is complying in all material respects, with all applicable statutes, laws, ordinances, rules and regulations (including without limitation all such statutes, laws, ordinances, rules and regulations that relate to the environment, occupational safety, employment opportunity or other terms of employment, product safety or the testing, licensing or registration of their respective products) of all governmental agencies or other bodies with jurisdiction over it or over any part of its operations and is not in violation of any thereof, except for such registrations, licenses, franchises, permits and authorisations, the lack of which, and for such statutes, laws, ordinances, rules and regulations, non-compliance with or violations of which (or the curing thereof), in any one case or in the aggregate, would not have a materially adverse effect on the assets, liabilities, earnings, business, prospects or condition (financial or otherwise) of TPSE or its Subsidiaries or impair Trigon s ability or the ability of TPSE or its Subsidiaries to consummate the transactions contemplated by this Agreement.

          (t) Existing Contracts. All material contracts, agreements, leases, licenses and understandings to which TPSE or its Subsidiaries is a party (true, correct and complete copies of which have been delivered or made available to SAL and Sealed
Air) are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of TPSE or its Subsidiaries or, to the best of the knowledge of Trigon, the other parties thereto. Except as disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, neither TPSE nor its Subsidiaries is a party to nor does it have any material obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business, (ii) employment contract or other contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or employee, (iii) collective bargaining agreement with employees,
(iv) bonus, superannuation, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plans providing employee benefits, (v) lease with respect to any property, real or personal, whether as lessor or lessee that may not be cancelled by it on less than 90 days notice, (vi) contract for the purchase or provision of goods or services by TPSE or its Subsidiaries for an aggregate price in excess of $250,000 (NZ) per contract, (vii) contract or commitment for capital expenditures in excess of $250,000 (NZ) in the aggregate,
(viii) contract continuing over a period of more than one year from its date, (ix) mortgage, loan or credit agreement, (x) contract requiring consent to the transactions contemplated by this Agreement, (xi) contract to act as an agent of any person,
(xii) guarantee of the obligations of any other person, (xiii) contract for the distribution, sale or marketing of its products by others, or (xiv) any other material contract, agreement or understanding, written or oral, affecting TPSE or its Subsidiaries whether or not TPSE or its Subsidiaries is a party thereto.

          (u) Taxes, Etc. In this Section 5(u), the definitions set forth at the end of this Section 5(u) shall apply, and references to TPSE shall be deemed also to refer separately to each Subsidiary. References to any legislation (primary or secondary) shall be deemed to refer also to all legislation replacing or replaced by such legislation.

               Returns, Notices and Records

               (i) All returns and computations required to be made or submitted by TPSE to any fiscal authority and all notices and information required to be given by TPSE to any Fiscal Authority have been properly and duly prepared and punctually made submitted or given are up-to-date, correct and are not the subject of any dispute with or inquiry or investigation by any Fiscal Authority and there are no facts or circumstances likely to give rise to or be the subject of any such dispute, inquiry or investigation.

               (ii) Formal notice has been duly and properly given of all claims for or (as the case may be) disclaimers, elections or surrenders in respect of Reliefs assumed to have been made for the purposes of the audited financial statements of TPSE (and the related notes and reports) for the financial year ended June 30, 1994 (the "Accounts"), and there are no claims, disclaimers, elections or surrenders the time limit for the making or doing of which expires on or before June 30, 1995.

               (iii) All statements and disclosures made to any Fiscal Authority in connection with any provision of Fiscal Legislation were when made and remain complete and accurate.

               (iv) TPSE has sufficient records relating to past events to calculate the Taxation or the Relief which would arise on any disposal or on the realization of any assets owned at June 30, 1994 (the "Accounting Date") or acquired since that date but before the Closing.

               Accounts

               (v) The provision or reserve for Taxation in the Accounts is sufficient to cover:

                    (A)  all liabilities of TPSE for Taxation as
               at the Accounting Date (whether or not TPSE has or may have any right of reimbursement against any other person); and

                    (B)  all Taxation for which TPSE may after
               the Accounting Date become or have become liable in respect of or by reference to:

                         (x)  any income, profits or gains for
                    any period which ended on or before the
                    Accounting Date;

                         (y)  any distributions made on or before
                    the Accounting Date or provided for in the Accounts; or

                         (z)  any Event occurring on or before
                    the Accounting Date.

               (vi) The values shown in the Accounts for assets within the charge to corporation tax on chargeable gains and the book values of such assets acquired after the Accounting Date but before the Closing do not differ materially from the amounts which would be deductible under Section 38 of The Taxation of Chargeable Gains Act 1992 (the "1992 Act") (expenditure) on a disposal of those assets.

               (vii) The net values shown in the Accounts for assets qualifying for capital allowances do not differ materially from the aggregate amount of expenditure on those asserts still unallowed but allowable in future accounting periods for tax purposes.

               (viii) Proper and adequate provision has been made and shown in the Accounts for deferred taxation in accordance with accounting principles and practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by TPSE and in particular such provision is in accordance with all applicable Statements of Standard Accounting Practice.

               Events Since the Accounting Date

               (ix) None of the following have occurred since the Accounting Date:

                    (A)  an Event giving rise to a liability
               under Part VIII Taxes Management Act 1970 (charges on non-residents);

                    (B)  an Event giving rise to a liability
               under Part XVII of The Income and Corporation
               Taxes Act 1988 (the "Taxes Act") (tax avoidance);

                    (C)  a distribution within the meaning given
               by Part VI of the Taxes Act (company
               distributions, tax credits, etc.) or within
               Section 418 of the Taxes Act;

                    (D)  an acquisition, disposal or supply or
               deemed acquisition, disposal or supply of assets, goods, services or business facilities of any kind (including a loan of money or a letting, hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of Taxation as different from the actual consideration;

                    (E)  an Event which results in TPSE being
               liable for Taxation for which it is not primarily liable;

                    (F)  an Event in respect of which a Tax
               Liability arises as a result of a failure by TPSE to deduct or account for Taxation;

                    (G) a disposal or deemed disposal of capital assets;

                    (H) TPSE ceasing or being deemed to cease to be a member of any group or associated with any other company for the purposes of Taxation; or

                    (I)  any other Event which gives rise to a
               Tax Liability on deemed (as opposed to actual) income, profits or gains.

               Payment of Taxation

               (x)  TPSE has duly and punctually paid all
          Taxation to the extent that the same ought to have been paid and has not paid or become liable to pay any penalty or interest charged by virtue of the provisions of any Fiscal Legislation.

               Concessions

               (xi) The amount of Taxation chargeable on TPSE during any accounting period ending on or within six years before the Accounting Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Fiscal Authority, and TPSE has not during any accounting period ending on or within six years before the Accounting Date relied on any formal or informal concession, dispensation or practice (whether general or specific to TPSE) which purports to modify or provide exemption from any obligation to make or submit any computation, notice or return to any Fiscal Authority.

               Continuity of Trade

               (xii)  Within the period of three years ending
          with the date hereof:

                    (A)  TPSE has not discontinued any trade or
               made a major change in the nature or conduct of a trade or business carried on by it;

                    (B)  the scale of activities in any trade
               carried on by TPSE has not become small or negligible; and

                    (C) no change of ownership of TPSE has taken place.

               Deductions and Withholdings

               (xiii) TPSE has made all deductions in respect of, or on account of, and Taxation from any payments made by it which it is obliged or entitled to make and has accounted in full to the relevant Fiscal Authority for all amounts so deducted.

               Distributions

               (xiv) Since April 6, 1965 or, if later, the date of incorporation of TPSE, TPSE has not:

                    (A) repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase any of its issued share capital or any class thereof;

                    (B)  made any repayment of share capital to
               which Section 210(1) of the Taxes Act (bonus issue following repayment of share capital) applies;

                    (C)  issued any share capital as paid up
               otherwise than by receipt of new consideration within the meaning of Part VI of the Taxes Act (company distributions, tax credits etc.); or

                    (D) made (nor is it deemed to have made) any distribution within the meaning of the Taxes Act except dividends properly authorized and disclosed in its audited accounts.

               Close Company

               (xv)  The failure by TPSE to obtain from its
          Inspector of Taxes confirmation in writing that no apportionment of its income will be made under Sections 423 to 430 inclusive of, and Schedule 19 to, the Taxes Act (apportionment of certain income deductions and interest) in respect of any accounting period commencing on or before March 31, 1989 and ending within six years before the date of this Agreement will not lead to the imposition of any additional Taxation, or interest or penalties in respect thereof, on TPSE.

               (xvi)  TPSE has not made any loan, advance or
          payment or given any consideration falling within Sections 419 to 420 or Section 422 of the Taxes Act
          (charges to tax in connection with loans).

               (xvii) TPSE has not made any payment which falls to be treated as a distribution under Section 418 of the Taxes Act (distribution to include certain expenses of close companies).

               (xviii) TPSE is not and has not at any time been a close investment holding company in respect of any accounting period.

               (xix) TPSE has made no transfer of value such as is specified in Section 94(1) of the Inheritance Tax Act 1984 (charge on participators) and there has been no variation in TPSE's share or loan capital within
          Section 98 of that Act (effect of alterations of capital, etc.).

               Base and Written Down Values for Taxation Purposes

               (xx) No chargeable gain or profit (disregarding the effect of any indexation allowance available) would arise if any asset of TPSE (other than trading stock) were to be realized on the date hereof for a consideration equal to the book value thereof shown or included in the Accounts (or, in the case of any asset acquired since the Accounting Date, for a consideration equal to the consideration given for the acquisition) and in particular (but without limitation) the amount or value of the consideration for the acquisition of any asset included in the Accounts is not deemed for the purposes of Taxation to have been reduced by reason of any claim made under Sections 152 (roll-over relief), 153 (assets only partly replaced) or 165 (relief for gifts of business assets) of the 1992 Act or by reason of the operation of Section 17 (disposals and acquisitions treated as made at market value), or Sections 126 to 140 of the 1992 Act (re-organization of share capital, conversion of securities, etc.).

               (xxi)  No transaction has been entered into by
          TPSE to which the provisions of Section 18
          (transactions between connected persons) of the 1992
          Act has been or could be applied.

               (xxii)  TPSE does not hold as an asset any debt
          the disposal of which could give rise to a chargeable gain or allowable loss.

               (xxiii) No balancing charge in respect of any capital allowances claimed or given would arise if any assets of TPSE were to be realized for a consideration equal to the amount of the book value thereof as shown or included in the Accounts (or, in the case of any asset acquired since the Accounting Date, for a consideration equal to the consideration given for the acquisition) and all necessary conditions for all capital allowances claimed by TPSE were at all material times satisfied and remain satisfied and TPSE has not since the Accounting Date become liable for any balancing charge.

               Secondary Liability

               (xxiv) No Event has occurred in consequence of which TPSE is or may be held liable to pay or bear any Taxation which is primarily chargeable against or attributable to some person, firm or company other than TPSE.

               Stamp and Capital Duties

               (xxv) TPSE has duly paid all capital duty, stamp duty and stamp duty reserve tax for which it is or has been or may be made liable and all documents in the endorsement of which TPSE is or may be interested have been duly stamped and there is no liability to any penalty in respect of such duty or tax nor are there any circumstances or transactions in which TPSE is or has been a party which may result in TPSE becoming liable to such penalty.

               (xxvi)  There are no documents outside the United
          Kingdom which if they were brought into the United
          Kingdom would give rise to a liability to stamp duty payable by TPSE.


               Anti-avoidance

               (xxvii) TPSE has not at any time entered into or been a party to or otherwise been involved either in any scheme or arrangement designed wholly or partly for the purpose of avoiding or deferring Taxation or in any non-arms' length transaction or other transaction or arrangement in respect of which there may be substituted for the actual consideration given or received any different consideration for the purposes of any Fiscal Legislation.

               Value Added Tax

               (xxviii)  For the purposes of value added tax
          TPSE:

                    (A) is a taxable person and is registered in the United Kingdom under Schedule 1 of the Value Added Tax Act 1994 and is not registered (nor required to be registered) for local VAT or its equivalent in any other State;

                    (B)  has complied with all the requirements
               of the Value Added Tax Act 1983 and 1994 and all applicable regulations and orders, has fully maintained complete, correct and up-to-date records, invoices and other necessary documents and has not been required by H.M. Commissioners of Customs and Excise to give any security; and

                    (C)  has never been treated as a member of a
               group of companies and has not made any
               application to be so treated.

               (xxix)  All value added tax for which TPSE was
          liable to account on or before the date hereof to H.M.
          Commissioners of Customs and Excise has been paid to them.

               (xxx) No circumstances exist whereby TPSE would or might become liable for value added tax pursuant to the provisions of Section 47 (agents, etc.) or 48 (tax representatives) of the Value Added Tax Act 1994.

               (xxxi) TPSE has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any value added tax quarter ending after the Accounting Date.

               (xxxii) TPSE has not made and is not otherwise bound by any election made pursuant to paragraph 2 of schedule 10 of the Value Added Tax Act 1994.

               (xxxiii) TPSE has not been a party to a transaction to which Article 12 of the Value Added Tax
          (Special Provisions) Order 1981, or Article 5 of the
          Value Added Tax (Special Provisions) Order 1992
          (transfer of business as a going concern) has (or has purported to have been) applied.

               (xxxiv) No asset of TPSE is a capital item the input tax on which could be subject to adjustment in accordance with the provisions of Part VA of the Value
          Added Tax (General) Regulations 1985.

               (xxxv) TPSE has never been subject to any penalty or liability under any of Sections 60 to 63 (inclusive), 65 or 67 to 69 (inclusive) of the Value Added Tax Act 1994 and has not been subject to any penalty or liability nor been given any penalty liability notice within Section 64 of that Act (repeated misdeclarations) nor been given any surcharge liability notice within section 59 of that Act nor been given a notice within section 66 of that Act nor been given a warning within section 76(2) of that Act.

               (xxxvi) TPSE has no interest in any new or uncompleted buildings or civil engineering works within the meaning of Group 1 Schedule 9 of he Value Added Tax
          Act 1994.

               (xxxvii) TPSE has not been engaged in any transaction which has resulted or could result in TPSE being treated as making any supply to itself for value added tax purposes.

               Duties

               (xxxviii) All value added tax payable upon the importation of goods and all excise duties payable to H.M. Customs & Excise payable in respect of any assets (including trading stock) imported or owned by TPSE have been paid in full.

               Groups

               (xxxix) TPSE has not surrendered or claimed any amount by way of group relief under the provisions of
          Section 402 of the Taxes Act (surrender of relief between members of groups and consortia) or any advance corporation tax under the provisions of Section 240 of the Taxes Act (set-off of company's surplus ACT against subsidiary's liability to corporation tax).

               (xl) TPSE is not (and has not at any time been) party to a special arrangement as referred to in Inland Revenue Statement of Practice SP10/93 (Corporation tax
          - Pay and File - special arrangements for groups of companies) dated 8th October 1993.

               (xli) No tax is or may become payable by TPSE pursuant to Section 190 of the 1992 Act (tax on one member or group recoverable from another member) in respect of any chargeable gain accruing prior to Signing.

               (xlii)  TPSE is not liable (and will not after
          Signing become liable) to make:

                    (A) any payment for group relief (within the meaning of Section 402(6) of the Taxes Act) or any payment for advance corporation tax (as mentioned in Section 240(8) of the Taxes Act);

                    (B)  any refund (in whole or in part) of any
               such payment received by TPSE before the Closing.

               (xliii) TPSE has not at any time within the period of six years ending with the date of this Agreement acquired any asset other than as trading stock from any other company which at the time of the acquisition was a member of the same group of companies as TPSE (as defined in Section 170 of the 1992 Act (groups of companies; definitions)) and no member of any group of companies of which TPSE is or has at any material time been the principal company (as defined in Section 170 of the 1992 Act (groups of companies; definitions)) has so acquired any asset.

               (xliv) TPSE has not since 10th April 1968 ceased to be a member of a group of companies for the purposes of Section 178 or 179 of the 1992 Act (company ceasing to be member of a group).

               (xlv) TPSE has not carried out or participated in any depreciatory transaction relating to any shares or securities of a company which are in its beneficial ownership.

               (xlvi) Trigon has provided to Sealed Air and SAL in writing particulars of all elections made by TPSE under Section 247 of the Taxes Act (dividends etc. paid by one member of a group to another) and all such elections are now in force.

               Deductions

               (xlvii) TPSE has not made any payment or incurred any liability to make any payment which could be disallowed as a deduction in computing the taxable profits of TPSE or as a charge on TPSE's income.

               Inheritance tax

               (xlviii) TPSE is not and will not become liable to be assessed to capital transfer tax or inheritance tax as donor or donee of any gift or as transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

               (xlix)  There is no unsatisfied liability to
          capital transfer tax or inheritance tax attached or attributable to the assets of TPSE or the shares of TPSE and neither such assets nor such shares are subject to an Inland Revenue charge.

               (l) No person has the power under Section 212 of the Inheritance Tax Act 1984 (powers to raise tax) to raise any capital transfer tax or inheritance tax by sale or mortgage of or by a terminable charge on any of TPSE's assets or shares.

               Foreign Connections and Other Matters

               (li)  No transaction described in:

                    (A)  Section 765(1) of the Taxes Act
               (migration, etc. of companies);

                    (B) Section 765A of the Taxes Act (movements of capital between Member States); or

                    (C)  Sections 140, 140A or 140C of the 1992
               Act (international asset transfers);

          has been carried out or proposed by or in relation to TPSE.

               (lii) TPSE has never been resident outside the United Kingdom, nor has it ever carried on any trade, business or other activities outside the United
          Kingdom.

               (liii) No company over which TPSE had control or which was a member of the same group of companies as TPSE has ceased to be resident in the United Kingdom.

               (liv)  TPSE does not have and never had:

                    (A)  an interest in a controlled foreign
               company within the meaning of Section 747 of the Taxes Act (imputation of chargeable profits and creditable tax of controlled foreign companies); or

                    (B)  a material interest in an offshore fund
               within the meaning of Chapter V of Part XVII of the Taxes Act.

               (lv) TPSE has not entered into a transaction to which the provisions of Section 770 of the Taxes Act
          (sales, etc. at undervalue or overvalue) could apply.

               (lvi)  TPSE has not made any claim under Section
          584 Taxes Act or Section 29 of the 1992 Act (delayed remittances).

               (lvii) There has not accrued any gain in respect of which TPSE may be liable to corporation tax on chargeable gains by virtue of the provisions of Sections 13 (attribution of gains to members of non-resident companies) or 87 (attribution of gains to beneficiaries) of the 1992 Act.

               (lviii) No Event has occurred or circumstances arisen which could give rise to a liability on TPSE:

                    (A)  under Section 132 of the Finance Act
               1988 (liability of other persons for unpaid tax) nor has TPSE been party to any election under
               Section 187 of the 1992 Act (postponement of charge on deemed disposal under Section 185 or
               186); or

                    (B)  under Section 191 of the 1992 Act (tax
               on non-resident company recoverable from another member of the group or from controlling director).

               (lix) TPSE is not liable to be assessed to tax under Section 78 of the Taxes Management Act 1970
          (method of charging non-residents) and has not received any such assessment.

               (lx) TPSE has not received nor is it entitled to receive foreign loan interest on which double tax relief will or may be restricted under the provisions of Section 798 of the Taxes Act (interest on certain overseas loans).

As used in this Section 5(u), the following definitions shall apply:

               (i) "Tax Liability" means a liability to make payment of Taxation (or of an amount in respect of Taxation).

               (ii)  "Claim"  means any notice, demand,
          assessment, letter or other document issued or action taken by or on behalf of any Fiscal Authority from which it appears that a Tax Liability is to be or may come to be imposed on TPSE or that is liable or is sought to be made liable to make any payment or increased or further payment to such Fiscal Authority or is denied or is sought to be denied any Relief or right to repayment of Taxation (in whole or in part).

               (iii) "Deferred Relief" means any Relief which has been taken into account in computing (and so reducing) any provision for deferred taxation which appears in the Accounts (or which, but for the presumed availability of such Relief, would have appeared in the Accounts).

               (iv) "Event" means any event, act, transaction, action or omission (whether or not TPSE is a party thereto) and includes (without limitation) a failure to take any action which would avoid an apportionment or deemed distribution of income, the receipt or accrual of any income, profits or gains, any distribution, any transfer, payment, loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Fiscal Legislation.

               (v) "Fiscal Authority" means the Inland Revenue, HM Customs & Excise or other governmental, statutory, state, provincial or local government authority, body or official (whether within or outside the United Kingdom) involved in the collection or administration of Taxation.

               (vi)  "Fiscal Legislation" means any statute,
          enactment, law or regulation providing for the imposition of Taxation.

               (vii) "income, profits or gains" includes income, profits or gains (including capital gains) of any description or from any source and income profits or gains which are deemed to be earned, accrued or received for the purposes of any Taxation.

               (viii) "loss" includes in relation to a Relief or right to repayment of Taxation, the reduction, modification, claw-back, counter-action, disallowance or cancellation of or failure to obtain that Relief or right to repayment of Taxation, and "lost" shall be construed accordingly.

               (ix) "Post-Closing Relief" and "Post-Closing right to repayment of Taxation" mean, respectively, any Relief or right to repayment of Taxation which in either case arises as a consequence of or by reference to an Event occurring (or deemed to occur) after Closing and not as a consequence of or by reference to any Event occurring (or deemed to occur) on or before the Closing.

               (x) "Relief" means any loss, relief, allowance, exemption, set-off, deduction, credit, or other relief available in relation to Taxation or to the computation of income profits or gains for the purposes of Taxation pursuant to Fiscal Legislation or otherwise but excluding any right to repayment of Taxation.

               (xi) "right to repayment of Taxation" includes in respect of any Taxation any right to interest and/or repayment supplement (as defined in Section 825 or 826 of the Taxes Act) in relation to that Taxation.

               (xii) "Taxation" means all forms of taxation, whenever created or imposed, and whether of the United Kingdom or elsewhere (whether or not such taxation is directly or primarily chargeable against or payable by TPSE or attributable directly or primarily to TPSE and whether or not TPSE shall or may have any right of recovery from or reimbursement against any other person) including (without limitation) corporation tax, advance corporation tax, income tax (including income tax or amounts equivalent to income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains, tax development, land tax capital transfer tax, inheritance tax, value added tax, stamp duty, stamp duty reserve tax, vehicle duty, general or business rates, water rates, customs & excise duties, national insurance, social security or similar contributions and any other taxes, levies, duties, charges, imposts or withholdings similar to corresponding with or replaced by any of the foregoing together with all penalties, fines, charges, surcharges and interest in relation thereto.

          (v) Insurance. Trigon has provided to Sealed Air and SAL in writing a true and complete list and a brief description of all insurance policies currently in force with respect to the business and assets of TPSE or its Subsidiaries together with the premiums currently paid thereon. Each of TPSE and its Subsidiaries is in compliance in all material respects with the provisions of such insurance policies and is not in material default under any of the terms thereof. Such insurance policies are of the kinds, in the amounts and against the risks customarily maintained by corporations similarly situated.

          (w)  Employee Benefits.

               (i) Trigon has provided to Sealed Air and SAL in writing a true and complete list of all employee benefit and welfare plans of, or other fringe benefits provided by, TPSE or its Subsidiaries, including superannuation, pension, profit-sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, sickness, disability, medical and death benefit plans.

              (ii) As to each superannuation scheme (each a "Pension Plan"),

                    (A)  Full details of such Pension Plan have
               been given to Sealed Air and SAL in such form of:

                         (x)  copies of all trust deeds and rules
                    governing or relating to such Pension Plan;

                         (y)  copies of all explanatory booklets
                    issued to TPSE's employees or directors or former employees or former directors (together called for such purposes of this Section 5(w)(ii) "Participating Employees") who are members of such Plan; and

                         (z)  copies of any announcement (whether
                    oral or written) to Participating Employees relating to pension matters in respect of benefit improvements or other amendments not yet incorporated into such documentation of such Pension Plan.

                    (B)  There has been no breach of trusts of
               such Pension Plan and there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against such trustees or administrator of such Pension Plan or against TPSE or any other employer which participates in such Pension Plan in respect of any act, event, omission or other matter arising out of or in connection with such Pension Plan.

                    (C)  There are not any contributions due to
               such Pension Plan from or in respect of
               Participating Employees or other payments which have fallen due but are unpaid.

                    (D)  The benefits payable under such Pension
               Plan whether immediate, prospective or contingent, are solely the benefits which can be provided by the fund available for each Participating Employee under such Pension Plan.

                    (E)  Such Pension Plan is either approved by
               the Commissioners of Inland Revenue as an exempt approved scheme for the purposes of Chapter I of
               Part XIV of such Income and Corporation Taxes Act 1988 or is capable of receiving such approval, and, to such best of the knowledge of Trigon, there are no circumstances which might give the Inland Revenue reason to withdraw or withhold such approval.

                    (F)  Such Pension Plan is not a contracted-
               out scheme for such purposes of such Pension
               Schemes Act 1993.

                    (G)  Such Pension Plan is wholly invested in
               insurance policies or contracts issued by Scottish Widows' Fund and Life Assurance Society, and no loans have been made out of the assets of such Pension Plan.

                    (H) Such Pension Plan is registered with the Registrar of Pension Schemes and such registration is complete and up to date and any levy payable has been paid.

                    (I)  There are no employees who are or who
               have been employed on a part-time basis and who have the right to join such Pension Plan.

          (x)  Miscellaneous.

               (i) Trigon has provided to Sealed Air and SAL in writing a true and complete list of the names and current emoluments of all managerial employees of each of TPSE and its Subsidiaries.

              (ii) Trigon has provided to Sealed Air and SAL in writing a true and complete list of (A) each bank and safety deposit facility in which TPSE or its Subsidiaries has an account or a safety deposit box and
          (B) the names of all persons authorized to draw on each such account or to have access to any such safety deposit facility together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

             (iii) Neither TPSE nor its Subsidiaries has, since June 30, 1994, permitted any option to renew any material lease or any material option to purchase any property to expire unexercised, in whole or in part.

              (iv) Trigon has provided to Sealed Air and SAL in writing a true and complete list of all outstanding powers of attorney granted by TPSE or its Subsidiaries other than limited powers of attorney solely in connection with tax matters and appointments of statutory agents to receive service of process.

               (v) Except as disclosed by Trigon to Sealed Air and SAL in writing prior to the date of this Agreement, neither TPSE nor its Subsidiaries has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks endorsed or made in the ordinary course of business.

          5.  Certain Agreements.

          (a)  Conduct of Business of TPSE and its Subsidiaries
Prior to the Closing, etc. Prior to the Closing, except as contemplated by this Agreement or as may be expressly approved in writing by Sealed Air and SAL, Trigon:

               (i) will cause each of TPSE and its Subsidiaries to operate its business only in the usual, regular and ordinary manner;

               (ii) will cause each of TPSE and its Subsidiaries to maintain all of its properties in customary repair, order and condition and to maintain adequate insurance upon all of its properties, at least in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (iii) will cause each of TPSE and its Subsidiaries to maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and periods and to comply with all laws materially applicable to it and to the conduct of its business;

               (iv) will not permit any amendment to be made in the charter documents of TPSE or its Subsidiaries or permit TPSE or its Subsidiaries to merge or consolidate with, or to sell all or substantially all of its assets to, any other corporation or change the character of its business;

               (v) except with respect to its Subsidiaries as contemplated by this Agreement, will not permit any change to be made in the number of shares of TPSE Capital Stock or its Subsidiaries' Capital Stock issued and outstanding or any option, warrant or any other right to purchase of to convert any obligation into shares of TPSE Capital Stock or its Subsidiaries' Capital Stock to be granted or made by TPSE or its Subsidiaries;

               (vi) will not permit (A) any dividend or other distribution or payment to be declared, paid or made by TPSE or its Subsidiaries in respect of its capital stock or (B) any purchase, redemption or other acquisition of any outstanding shares of its capital stock;

               (vii) will not permit TPSE or its Subsidiaries to encumber or mortgage any of their properties or assets or to enter into any transaction or to make or enter into any contract or commitment which is not in the ordinary course of business, nor will Trigon permit TPSE or its Subsidiaries to incur any obligation (contingent or otherwise) other than in the ordinary course of business or to transfer, convey or acquire any material assets or property, or to enter into any arrangement, agreement or undertaking (including, without limitation, employment agreements with executives), or to pay or promise to pay any bonus or special compensation to employees, except in accordance with existing employment agreements, or to modify, amend or terminate any bonus, pension, profit-sharing, compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

               (viii) will promptly take, and shall cause each of TPSE and its Subsidiaries to take, such actions as shall be necessary to satisfy the conditions set forth in Section 3 requiring action on the part of Trigon or on the part of TPSE or its Subsidiaries; and

               (ix) from and after the date of this Agreement, unless the transactions contemplated by this Agreement shall be terminated solely by action of Sealed Air and SAL, neither Trigon, TPSE nor its Subsidiaries shall solicit inquiries or proposals or participate in any negotiations concerning, or provide any person with any information in connection with, any acquisition or purchase by merger, consolidation, sale of stock or assets or otherwise of all or substantially all of the assets or capital stock of TPSE or its Subsidiaries, and Trigon will notify Sealed Air and SAL immediately if any such inquiries or proposals are received.

          (b)  Delivery of Minute Books and Corporate Records:
Resignation of Directors.

               (i) Upon the Closing, Trigon shall cause the minute books and corporate records of TPSE and its Subsidiaries to be delivered to such person or persons as may be designated by Sealed Air as the custodian of such records in complete and up-to-date condition.
          Such delivery shall be deemed to be a representation on the part of Trigon that such minute books and corporate records are true, correct and complete.

              (ii) Upon the Closing Date, such of the directors of each of TPSE and its Subsidiaries as Sealed Air shall request shall resign and be replaced by designees of SAL and Sealed Air.

          (c) Sealed Air Guarantee. Sealed Air hereby unconditionally guarantees the full and faithful performance by SAL of each and every obligation of SAL under this Agreement. In the event of any failure by SAL to perform any of such obligations, Trigon shall provide notice thereof to Sealed Air, specifying the nature of the default and Sealed Air shall have a period of twenty (20) days after the date of such notice within which to cure such default or to cause SAL to cure such default, and, in the event that SAL or Sealed Air shall fail to cure such default within such twenty (20) day period, Sealed Air shall thereupon perform the obligation of SAL specified in such notice.
          6.  General.

          (a) Expenses. Whether or not the transactions contemplated by this Agreement shall become effective, each party shall pay its own expenses incidental to the negotiation and preparation for Closing of this Agreement.

          (b) Corporate Examination; Investigations. From time to time prior to the Closing Date, Sealed Air and SAL may, through their officers, employees, attorneys, accountants, agents and representatives, investigate the properties and assets, examine the books, records and financial condition and consult with officers, employees, attorneys, accountants, agents and representatives (whether or not currently employed or retained) of TPSE and its Subsidiaries to the extent that Sealed Air or SAL deem necessary or advisable to investigate the business or affairs of TPSE and its Subsidiaries. Sealed Air and SAL agree that, unless and until the Closing has been consummated, they and their representatives will hold in strict confidence all data and information so obtained and that, if the transactions contemplated by this Agreement are not consummated, they will return to Trigon or to TPSE or its Subsidiaries all such data and information as Trigon shall reasonably request.

          (c) Execution in Counterparts. This Agreement may be executed in one or more counterparts (including facsimile copies), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (d) Notices. All notices that are required or may be given pursuant to this Agreement shall be given by personal delivery, by facsimile transmission or by registered or recorded delivery mail, return receipt requested, and any such notice shall become effective when delivered in person, received by facsimile or when deposited in the mails, to be sent via air mail, postage prepaid, addressed as follows:

          If to Sealed Air, to:

               Sealed Air Corporation
               Park 80 East
               Saddle Brook, New Jersey 07663
               Attention:  William V. Hickey
                           Senior Vice President-Finance
               Facsimile No.:  (201) 703-4205

          If to SAL, to:

               Sealed Air Limited
               Telford Way
               Kettering, Northants,
               England
               Attention:  Peter B. Ayrton
                           Chairman
               Facsimile No.: (44) (536) 410576

          If to Trigon, to:

               Trigon Industries Limited
               317 Sunset Road, Mairangi Bay
               Auckland, New Zealand
               Attention:  Peter Stanes/Reno Wijnstok
               Facsimile No.:  (09) 479 1305

The address of any party to this Agreement may be changed at any time by written notice to the other parties to this Agreement.

          (e) Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party against whom such waiver is enforceable.

          (f) Amendments. The parties may agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement.

          (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, legatees, personal representatives, successors and assigns of the parties hereto. Any provision of this Agreement which as not been performed at or before the Closing or is capable of taking effect after the Closing shall remain in full force and effect notwithstanding the Closing.

          (h) Governing Law. The execution, validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of England, without giving effect to the principles of conflicts of law.

          (i) Captions; Gender; Etc. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

          (j)  Conduct of Business of Sealed Air and SAL.
Neither the entering into, nor any provision contained in, this Agreement shall in any way be construed or deemed, either before or after the Closing, to restrict Sealed Air or SAL in the conduct of their businesses.

          (k) References to Best Knowledge. The phrase "to the best knowledge of Trigon" or phrases of similar import, when used in this Agreement with respect to a statement, representation or warranty, means that, at the time such statement, representation or warranty was made, confirmed or deemed to have been made or confirmed, Trigon had, after reasonable investigation, reasonable ground to believe and no reasonable basis not to believe, and did in fact believe, that such statement, representation or warranty was true and that there was no omission to state therein a material fact required to be stated therein in order to make such statement, representation or warranty not misleading. In determining for this purpose what constitutes reasonable investigation and reasonable ground for belief, the standard of reasonableness shall be that required of a prudent man in the management of his own property.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as a deed as of the date first set forth above.

                              SEALED AIR LIMITED


                              By
                                Name:  William V Hickey
                                Title: Attorney-in-fact



                              TRIGON INDUSTRIES LIMITED


                              By______________________________
                                Name:
                                Title: Director

                                ______________________________
                                Name:
                                Title: Director



                              SEALED AIR CORPORATION


                              By
                                Name:  William V Hickey
                                Title: Senior Vice President -
                                       Finance




                               EXHIBIT E-1

                         NON-COMPETITION AGREEMENT


          AGREEMENT dated 10 January, 1995 between JAMES WILLIAM
FERGUSON FOREMAN (the "Stockholder"), and SEALED AIR CORPORATION, a Delaware corporation ("Sealed Air").

                                WITNESSETH:

          WHEREAS, the Stockholder is a director, and a principal stockholder of TRIGON INDUSTRIES LIMITED, a New Zealand corporation (the "Company"); and

          WHEREAS, as such, the Stockholder has extensive and valuable knowledge of the businesses of the Company and its Subsidiaries (including confidential and other information proprietary to the Company and its Subsidiaries and their operations, customers, personnel, plans and prospects) and has been largely responsible for the success of the business of the Company and its Subsidiaries; and

          WHEREAS, the Company has carried on business in the United Kingdom through Trigon Packaging Systems (Europe) Limited, a company incorporated under the laws of England, and its Subsidiaries (collectively "TPSE"), and in the United States through Trigon Packaging Corporation, a Washington corporation, and its Subsidiaries (collectively "TPC"); and

          WHEREAS, contemporaneously herewith, pursuant to a Share Purchase Agreement between the Company, the shareholders of the Company, SEALED AIR HOLDINGS (NZ) LIMITED, a New Zealand corporation ("Holdings"), and Sealed Air (the "Share Purchase Agreement"); Holdings is acquiring the Company and certain of its Subsidiaries; and

          WHEREAS, during the discussions and negotiations between the Stockholder and Sealed Air, concluding with the Share
Purchase Agreement, the Stockholder has gained considerable knowledge regarding the businesses of Sealed Air and its Subsidiaries; and

          WHEREAS, in order to induce Sealed Air and Holdings to enter into the Share Purchase Agreement, and to more fully secure unto Sealed Air, and Holdings and their Affiliates the benefits of that agreement, Sealed Air has requested that the Stockholder enter into this Agreement with respect to competition, confidentiality and related matters, and the Stockholder desires to enter into this Agreement to induce Sealed Air and Holdings to enter into and to consummate that agreement; and

          WHEREAS, the terms used herein in capitalized form that are not defined herein are used herein as defined in the Share
Purchase Agreement;

          NOW, THEREFORE, in consideration of the payment referred to in Section 2 hereof, the Stockholder agrees with Sealed Air as follows:

          1. Certain Definitions. In addition to other terms defined herein, the following terms when used herein shall have the following meanings:

          "Competition" means (a) the design, development, manufacture, sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to or competes with any product, process, good or service which the Company, TPC, TPSE or any of their Subsidiaries has designed, developed, manufactured, sold or offered or promoted for sale within the two years preceding the date of this Agreement,(b) any business which is the same as or substantially similar to or is or would be competitive with any business which has been conducted by the Company or any of its Subsidiaries within the two years preceding the date of this Agreement, and (c) any business involving the manufacture or sale of air cellular materials, polyethylene foam, mailers or envelopes of any sort or food packaging products.

          "Customer" means any Person to whom any products, processes, goods or services have been sold or offered for sale, or from whom purchases thereof have been solicited, by the Company or any of its Subsidiaries within the two years preceding the date of this Agreement.

          "Employee" means any individual employed by the Company or any of its Subsidiaries on the date of this Agreement prior to giving effect to the transactions contemplated by the Share
Purchase Agreement.

          "Person" means an individual, corporation, partnership, joint venture, trust or other entity.

          "Restricted Territory" means any of the following geographic areas (a) in which any product, process, good or service has been sold or offered or promoted for sale by the Company, Sealed Air or any of their respective subsidiaries within the two years preceding the date of this Agreement or (b) in which the Company, Sealed Air or any of their respective subsidiaries has planned or proposed within the two years preceding the date of this Agreement, to sell or promote sales of any of the products, processes, goods or services of the Company, Sealed Air or any of their respective subsidiaries:

          (i)  the entire world;

          (ii) any country in which the Company, TPC, TPSE or any of their respective Subsidiaries has transacted business at any time during the two (2) years preceding the date of this Agreement;

          (iii)  New Zealand, Australia, the United Kingdom,
Germany, and the United States of America;

          (iv) any political subdivision of any of the foregoing countries;

          (v) any nation, or political subdivision thereof, in Europe (west of the western border of the Commonwealth of Independent States), including without limitation the United
Kingdom, Ireland, France, Spain, the Netherlands, Germany, Italy,
Belgium, Luxembourg, Norway, Sweden and Finland; or

          (vi)  Japan, Taiwan, Singapore, Malaysia, Hong Kong or
Korea or Thailand.

          2. Consideration. In consideration for the covenants of the Stockholder set forth in this Agreement, Sealed Air agrees to pay $12,000,000 (NZ) to the Stockholder on the date of this Agreement, receipt of which is acknowledged by the Stockholder.

          3. Covenant Not to Compete. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that for a period of five (5) years after the date hereof he will not:

          (a)  engage in any Competition in any Restricted
               Territory; or

          (b) directly or indirectly, be or become an employee, agent or consultant of, or acquire or have any proprietary or
               other equity interest in, or otherwise participate or assist in the business of, any person who engages in any Competition in any
               Restricted Territory;

provided that the Stockholder may without violating this covenant own as a passive investment not in excess of 10% of the outstanding capital stock of a corporation which engages in Competition if such capital stock is a security which is actively traded on an established national securities market.

          4. Non-Solicitation. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that for a period of five (5) years after the date hereof he will not solicit any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.

          5. Non-Inducement of Employees. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that he will not without Sealed Air's prior written consent induce or attempt to induce any Employee to leave his employment with the Company, TPC, TPSE or any of their Subsidiaries.

          6. Confidentiality. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that he will not any time disclose to any Person (other than the Company, TPC, TPSE, Holdings, Sealed Air and their respective Subsidiaries) any secret or confidential information, knowledge or data (including without limitation customer lists, pricing lists, service manuals, trade secrets, processes, formulae, plans, proposals and other information) of or belonging to the Company, TPC, TPSE, Sealed Air, Holdings or their respective Subsidiaries, other than information, knowledge or data which is publicly known at the time of the intended disclosure.

          7. Specific Performance. The Stockholder acknowledges that, in view of the nature of the business of the Company and its Subsidiaries, his past association with such business, the business objectives of Sealed Air and Holdings in acquiring the Company and its Subsidiaries and their business and the consideration paid to the Stockholder therefor, the restrictions contained in Sections 3 through 6 hereof are reasonably necessary to protect the legitimate business interest of Sealed Air and its Affiliates, and that any violation of such restrictions will result in irreparable injury to Sealed Air and its Affiliates for which damages will not be an adequate remedy. The Stockholder therefore acknowledges that if he violates any such restrictions, Sealed Air and its Affiliates shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

          8. Non-Exclusivity. The rights and remedies of Sealed Air hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which Sealed Air may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, Sealed Air's rights and remedies hereunder, and the obligations and liabilities of the Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities the general law or any relevant legislative provisions. This Agreement does not limit, and is not limited by, any non-compete, confidentiality, invention or similar agreement which the Stockholder may contemporaneously herewith or hereafter enter into with Sealed Air or the Company in connection with any employment, consulting or other arrangement of the Stockholder with Sealed Air, the Company or any of their respective Subsidiaries.

          9. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

         10. Governing Law. This Agreement is made and entered into in New Zealand, wherein the Company has its principal office and wherein the Stockholder resides, and the construction, validity and enforceability of this Agreement shall be governed by the laws of New Zealand, without giving effect to the principles of conflicts of law. The courts of New Zealand shall have non-exclusive jurisdiction in relation to any legal proceedings arising out of the transactions contemplated by this Agreement.

         11. Waiver. The rights of Sealed Air hereunder may be waived only by a writing signed on behalf of Sealed Air by its President or by a duly authorized Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of Sealed Air in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.

         12. Miscellaneous. This Agreement shall inure to the benefit of Sealed Air and its successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean in include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.




          ______________________________________
          JAMES WILLIAM FERGUSON FOREMAN
          Witness:




          SEALED AIR CORPORATION
           By

          Name:William V Hickey
          Title:Senior Vice President-Finance




                                EXHIBIT E-2

                         NON-COMPETITION AGREEMENT


          AGREEMENT dated 10 January, 1995 between DIANE SHIRLEY
FOREMAN (the "Stockholder"), and SEALED AIR CORPORATION, a
Delaware corporation ("Sealed Air").

                                WITNESSETH:

          WHEREAS, the Stockholder is a director, and a principal stockholder of TRIGON INDUSTRIES LIMITED, a New Zealand corporation (the "Company"); and

          WHEREAS, as such, the Stockholder has extensive and valuable knowledge of the businesses of the Company and its Subsidiaries (including confidential and other information proprietary to the Company and its Subsidiaries and their operations, customers, personnel, plans and prospects) and has been largely responsible for the success of the business of the Company and its Subsidiaries; and

          WHEREAS, the Company has carried on business in the United Kingdom through Trigon Packaging Systems (Europe) Limited, a company incorporated under the laws of England, and its Subsidiaries (collectively "TPSE"), and in the United States through Trigon Packaging Corporation, a Washington corporation, and its Subsidiaries (collectively "TPC"); and


          WHEREAS, contemporaneously herewith, pursuant to a Share Purchase Agreement between the Company, the shareholders of the Company, SEALED AIR HOLDINGS (NZ) LIMITED, a New Zealand corporation ("Holdings"), and Sealed Air (the "Share Purchase Agreement"); Holdings is acquiring the Company and certain of its Subsidiaries; and

          WHEREAS, during the discussions and negotiations between the Stockholder and Sealed Air, concluding with the Share
Purchase Agreement, the Stockholder has gained considerable knowledge regarding the businesses of Sealed Air and its Subsidiaries; and

          WHEREAS, in order to induce Sealed Air and Holdings to enter into the Share Purchase Agreement, and to more fully secure unto Sealed Air, and Holdings and their Affiliates the benefits of that agreement, Sealed Air has requested that the Stockholder enter into this Agreement with respect to competition, confidentiality and related matters, and the Stockholder desires to enter into this Agreement to induce Sealed Air and Holdings to enter into and to consummate that agreement; and

          WHEREAS, the terms used herein in capitalized form that are not defined herein are used herein as defined in the Share
Purchase Agreement;

          NOW, THEREFORE, in consideration of the payment referred to in Section 2 hereof, the Stockholder agrees with Sealed Air as follows:

          1. Certain Definitions. In addition to other terms defined herein, the following terms when used herein shall have the following meanings:

          "Competition" means (a) the design, development, manufacture, sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to or competes with any product, process, good or service which the Company, TPC, TPSE or any of their Subsidiaries has designed, developed, manufactured, sold or offered or promoted for sale within the two years preceding the date of this Agreement,(b) any business which is the same as or substantially similar to or is or would be competitive with any business which has been conducted by the Company or any of its Subsidiaries within the two years preceding the date of this Agreement, and (c) any business involving the manufacture or sale of air cellular materials, polyethylene foam, mailers or envelopes of any sort or food packaging products.

          "Customer" means any Person to whom any products, processes, goods or services have been sold or offered for sale, or from whom purchases thereof have been solicited, by the Company or any of its Subsidiaries within the two years preceding the date of this Agreement.

          "Employee" means any individual employed by the Company or any of its Subsidiaries on the date of this Agreement prior to giving effect to the transactions contemplated by the Share
Purchase Agreement.

          "Person" means an individual, corporation, partnership, joint venture, trust or other entity.

          "Restricted Territory" means any of the following geographic areas (a) in which any product, process, good or service has been sold or offered or promoted for sale by the Company, Sealed Air or any of their respective subsidiaries within the two years preceding the date of this Agreement or (b) in which the Company, Sealed Air or any of their respective subsidiaries has planned or proposed within the two years preceding the date of this Agreement, to sell or promote sales of any of the products, processes, goods or services of the Company, Sealed Air or any of their respective subsidiaries:

          (i)  the entire world;

          (ii) any country in which the Company, TPC, TPSE or any of their respective Subsidiaries has transacted business at any time during the two (2) years preceding the date of this Agreement;

          (iii)  New Zealand, Australia, the United Kingdom,
Germany, and the United States of America;

          (iv) any political subdivision of any of the foregoing countries;

          (v) any nation, or political subdivision thereof, in Europe (west of the western border of the Commonwealth of Independent States), including without limitation the United
Kingdom, Ireland, France, Spain, the Netherlands, Germany, Italy,
Belgium, Luxembourg, Norway, Sweden and Finland; or

          (vi)  Japan, Taiwan, Singapore, Malaysia, Hong Kong or
Korea or Thailand.

          2. Consideration. In consideration for the covenants of the Stockholder set forth in this Agreement, Sealed Air agrees to pay $8,000,000 (NZ) to the Stockholder on the date of this Agreement, receipt of which is acknowledged by the Stockholder.

          3. Covenant Not to Compete. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that for a period of five (5) years after the date hereof she will not:

          (a)  engage in any Competition in any Restricted
Territory; or

          (b) directly or indirectly, be or become an employee, agent or consultant of, or acquire or have any proprietary or other equity interest in, or otherwise participate or assist in the business of, any person who engages in any Competition in any Restricted Territory;

provided that the Stockholder may without violating this covenant own as a passive investment not in excess of 10% of the outstanding capital stock of a corporation which engages in Competition if such capital stock is a security which is actively traded on an established national securities market.

          4. Non-Solicitation. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that for a period of five (5) years after the date hereof she will not solicit any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.

          5. Non-Inducement of Employees. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that she will not without Sealed Air's prior written consent induce or attempt to induce any Employee to leave his employment with the Company, TPC, TPSE or any of their Subsidiaries.

          6. Confidentiality. The Stockholder agrees, for the benefit of Sealed Air and its Subsidiaries and Affiliates from time to time, that she will not any time disclose to any Person (other than the Company, TPC, TPSE, Holdings, Sealed Air and their respective Subsidiaries) any secret or confidential information, knowledge or data (including without limitation customer lists, pricing lists, service manuals, trade secrets, processes, formulae, plans, proposals and other information) of or belonging to the Company, TPC, TPSE, Sealed Air, Holdings or their respective Subsidiaries, other than information, knowledge or data which is publicly known at the time of the intended disclosure.

          7. Specific Performance. The Stockholder acknowledges that, in view of the nature of the business of the Company and its Subsidiaries, her past association with such business, the business objectives of Sealed Air and Holdings in acquiring the Company and its Subsidiaries and their business and the consideration paid to the Stockholder therefor,the restrictions contained in Sections 3 through 6 hereof are reasonably necessary to protect the legitimate business interest of Sealed Air and its Affiliates, and that any violation of such restrictions will result in irreparable injury to Sealed Air and its Affiliates for which damages will not be an adequate remedy. The Stockholder therefore acknowledges that if she violates any such restrictions, Sealed Air and its Affiliates shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

          8.  Non-Exclusivity.  The rights and remedies of Sealed
Air hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which Sealed Air may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.

Without limiting the generality of the foregoing, Sealed Air's rights and remedies hereunder,and the obligations and liabilities of the Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities the general law or any relevant legislative provisions. This Agreement does not limit, and is not limited by, any non-compete, confidentiality, invention or similar agreement which the Stockholder may contemporaneously herewith or hereafter enter into with Sealed Air or the Company in connection with any employment, consulting or other arrangement of the Stockholder with Sealed Air, the Company or any of their respective Subsidiaries.

          9. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

         10. Governing Law. This Agreement is made and entered into in New Zealand, wherein the Company has its principal office and wherein the Stockholder resides, and the construction, validity and enforceability of this Agreement shall be governed by the laws of New Zealand, without giving effect to the principles of conflicts of law. The courts of New Zealand shall have non-exclusive jurisdiction in relation to any legal proceedings arising out of the transactions contemplated by this Agreement.

         11. Waiver. The rights of Sealed Air hereunder may be waived only by a writing signed on behalf of Sealed Air by its President or by a duly authorized Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of Sealed Air in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.

         12. Miscellaneous. This Agreement shall inure to the benefit of Sealed Air and its successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean in include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.




     __________________________
     DIANE SHIRLEY FOREMAN
     Witness:



     SEALED AIR CORPORATION

     By
     Name:William V Hickey
     Title:Senior Vice President-Finance


                              EXHIBIT H

                    JAMES WILLIAM FERGUSON FOREMAN and
                          DIANE SHIRLEY FOREMAN



                        SEALED AIR CORPORATION and
                     SEALED AIR HOLDINGS (NZ) LIMITED



                      THE NEW ZEALAND GUARDIAN TRUST
                              COMPANY LIMITED



                     AGREEMENT RELATING TO ESCROW FUND







AGREEMENT dated the 10th day of January 1995

PARTIES

     JAMES WILLIAM FERGUSON FOREMAN and DIANE SHIRLEY FOREMAN
(jointly "Foreman")

SEALED AIR CORPORATION and SEALED AIR HOLDINGS (NZ) LIMITED
("SAC" and "Holdings" respectively and jointly "Sealed Air")

     THE NEW ZEALAND GUARDIAN TRUST COMPANY LIMITED ("Escrow
Agent")

INTRODUCTION

A. By an agreement dated 10 January 1995 ("Agreement") Foreman agreed to sell and Holdings agreed to purchase 10,000,000 fully paid shares of NZ 50 cents in Trigon Industries
     Limited.

B. The Agreement requires Holdings to satisfy the purchase price for the shares in Trigon Industries Limited partly by payment in cash and partly by the delivery to Foreman of fully paid common stock of SAC.

C. Section 2(b)(iii) of the Agreement requires a certain proportion of the cash and SAC common stock which would otherwise be delivered to Foreman to be delivered to the Escrow Agent to be held pursuant to the provisions of this agreement.

D. In accordance with section 2(b)(iii) of the Agreement, Holdings will deliver to the Escrow Agent a certain cash amount("Cash Amount") and certain ordinary shares of US 1 cent each ("SAC Shares") to be held and applied in accordance with this agreement.

AGREEMENT

1.   Foreman and Sealed Air appoint the Escrow Agent, and the
     Escrow Agent accepts appointment, as escrow agent on behalf of Foreman and Sealed Air upon and subject to the provisions of this agreement.

2. The parties acknowledge that the purpose of the trusts created by this agreement is to establish a fund for the purpose of satisfying claims (if any) which Sealed Air may assert against Foreman pursuant to the Agreement.

3. The Escrow Agent shall take such steps as may reasonably be required by Foreman to enable the SAC Shares to be sold in accordance with section 1(e) of the Agreement and shall hold the sum:

     (a) received by it from the operation of clause 1(e) of the Agreement; or

     (b) received by it from the operation of clause 8(f) of the Agreement, together with the Cash Amount, in an escrow account in the joint names of Foreman and Sealed Air and shall hold and disburse such sum and all interest earned thereon ("Escrow
Fund") in accordance with the provisions of this agreement. Pending sale of the SAC Shares, the Escrow Agent shall hold the Cash Amount and the SAC Shares on the same trusts as apply to the Escrow Fund and the parties acknowledge that the obligation of the Escrow Agent to make any payments in accordance with clauses 9 and 10 in an amount greater than the Cash Amount is dependent upon the sale of the SAC Shares. The Escrow Agent shall take such reasonable steps as may be required by Foreman to join with Foreman or their nominees in enforcing and obtaining the bnefits of the provisions of the Letter of Credit provided by Sealed Air in order to meet the condition to Closing set out in Section 3(b)(iii) of the Sealed Air Agreement, but shall have no other responsibility or obligation in respect of such Letter of Credit.

4. The Escrow Agent shall hold the Escrow Fund for the respective rights and interests of Foreman and Sealed Air pursuant to this agreement and shall not permit any part of the Escrow Fund to be withdrawn or paid to any person except in accordance with the terms of this agreement or as may be required by law.

5. The Escrow Agent shall invest the Escrow Fund in such investments as may from time to time be directed in writing by Foreman and SAC jointly and in the absence of a joint direction, the Escrow Fund will be held on deposit with any of ANZ Banking Group (New Zealand) Limited, Westpac Banking Corporation, Bank of New Zealand and The National Bank of New Zealand Limited. Subject to complying with such directions, the Escrow Agent shall not be liable to Foreman or to Sealed Air for any loss of or diminution in any investment.

6. Notwithstanding any other provision of this agreement, any part of the Escrow Fund required to be paid by the Escrow Agent pursuant to this agreement shall be subject to any deductions or withholdings as may be required by law to be made by the Escrow Agent or by any person with whom the Escrow Fund is invested.

7. All amounts paid by the Escrow Agent to Sealed Air pursuant to this agreement shall be applied on account of any liability which Foreman may have to Sealed Air pursuant to the Agreement. The Escrow Agent shall have no obligation to investigate the application of any funds paid by it to any person hereunder.

8. Nothing in this agreement shall impose on the Escrow Agent any obligation to pay to Sealed Air out of the Escrow Fund any amount which exceeds the aggregate liability of Foreman to Sealed Air under the Agreement.

9. The Escrow Agent shall pay and apply the Escrow Fund in accordance with:

     (a)  written directions signed jointly by Foreman and Sealed
          Air; and

     (b) the terms of any final judgment, order, declaration, award or finding of a court or arbitrator of competent jurisdiction, subject to any appeal or application for review in respect of such judgment, order, declaration, award or finding having been determined or the period for filing of any appeal or application for review having expired without an appeal or application for review having been filed.

10. On the second anniversary of the date of Closing under the Agreement, notice of which shall forthwith be given to the Escrow Agent, the Escrow Agent shall pay the balance of the Escrow Fund to Foreman or as Foreman may direct provided that if, on or before such date, the Escrow Agent receives written notice from Sealed Air that it has given notice to Foreman of any claim(s) against Foreman (specifying the amount of such claim(s)) under or in relation to the Agreement, the Escrow Agent shall:

     (a) hold that part of the balance of the Escrow Fund which equals the amount of the notified claim(s) and apply it in accordance with the provisions of clause 9, but upon the basis that the amount from time to time held after the expiry of such two year period shall not exceed the aggregate amount of claims notified by Sealed Air and remaining unresolved at that time; and

     (b) pay the balance of the Escrow Fund to Foreman or as Foreman may direct.

     For the purpose of determining the amount to be retained by the Escrow Agent pursuant to this clause, the Escrow Agent shall be entitled to disregard claims notified by Sealed Air unless proceedings for determination of such claim, whether before any court, arbitrator or tribunal, are filed by Sealed Air not later than the date which is 60 days after the second anniversary of Closing under the Agreement.

11. The Escrow Agent shall not be obliged to ensure compliance and shall have no liability in the event of non-compliance, by Foreman or Sealed Air with the provisions of the Agreement.

12. The Escrow Agent shall be entitled to apply any interest accrued in respect of the Escrow Fund in or towards payment of its fees and any costs or expenses incurred by it in acting as escrow agent and performing its obligations under this agreement. To the extent that such interest is insufficient for full payment of the fees of the Escrow Agent, Foreman and Sealed Air severally agree to pay to the Escrow Agent the fees set out in the letter from the Escrow Agent to Trigon Industries Limited dated 15 December 1994.

13.  Foreman and Sealed Air shall severally indemnify the Escrow
     Agent against any liability, costs and expenses incurred by it in acting as escrow agent and performing its obligations under this agreement.

14. The Escrow Agent shall be entitled to rely for all purposes of this agreement upon any written notice or document believed by it to be genuine and to have been communicated or signed by or on behalf of the person by whom it purports to have been communicated or signed.

15. The Escrow Agent may (without having to account to any other party to this Agreement), engage in any kind of banking, trust or other business with any party as if it were not the Escrow Agent and may accept fees or other consideration for services in connection with this Agreement or otherwise without having to account to any other party to this Agreement.

16. In the event of any dispute as to the obligations of the Escrow Agent pursuant to this Agreement not resolved by joint instructions from Foreman and Sealed Air the Escrow Agent may at any time apply to the court for an order or directions in relation to the execution and administration of its powers and duties as the Escrow Agent considers appropriate. Each of Foreman and Sealed Air severally agrees to indemnify the Escrow Agent against all reasonable expenses incurred by it in relation to any such application or proceedings.

17. This agreement shall not be amended except by a document signed by each of the parties.

18. This agreement shall be governed by and construed in accordance with the laws of New Zealand and the parties submit to the non-exclusive jurisdiction of the courts of New Zealand in relation to all matters which arise out of or concern this agreement or the Escrow Fund.

19. Any notices to the Escrow Agent pursuant to this agreement shall be in writing and shall be delivered to the Escrow
     Agent as follows:

     The New Zealand Guardian Trust Company Limited
     Corporate Trusts
     105 Queen Street
     (PO Box 1834)
     Auckland

     Attention: Mr B D Connor
     Facsimile: 377 7474

20. In the event of any conflict or inconsistency between the provisions of this agreement and the provisions of the Agreement, the provisions of this agreement shall prevail to the extent of such conflict or inconsistency.

21. This agreement may be executed in counterparts (including facsimile copies) and, provided that each party has executed a counterpart, the counterparts together shall constitute a binding and enforceable agreement between the parties.

22. Each of Foreman and Sealed Air agree that they shall not take any action which would have the effect, either directly or indirectly, of delaying, or otherwise preventing the operation of this agreement in accordance with its spirit and intent.

23. For the purposes of this agreement, references to "Foreman" are deemed to be references to James William Ferguson Foreman and Diane Shirley Foreman jointly and each of them severally, and references to "Sealed Air" are deemed to be references to SAC and Holdings jointly and each of them severally, unless in any case the context otherwise requires.

EXECUTION

     SIGNED by JAMES WILLIAM FERGUSON
     FOREMAN in the presence of:


                                   W F Foreman

     Witness to signature:


     (Signature of witness)


     (Occupation)


     (Address)


     SIGNED by DIANE SHIRLEY FOREMAN in
     the presence of:


                           D S Foreman

     Witness to signature:


     (Signature of witness)


     (Occupation)


     (Address)

     SIGNED for and on behalf of
     SEALED AIR CORPORATION
     by:


     Name:William V Hickey
     Title:Senior Vice President-Finance

     SIGNED for and on behalf of
     SEALED AIR HOLDINGS (NZ)
     LIMITED by:


     Name:William V Hickey
     Title:Director



     EXECUTED under the name and seal of
     THE NEW ZEALAND GUARDIAN
     TRUST COMPANY LIMITED
     in the presence of:


     Authorised signatory


     Authorised signatory


     In the presence of:


     Name:
     Title:
     Address:



          The following Exhibits have been omitted.  The
Registrant agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.

     Exhibit A                Address of Selling Shareholders

     Exhibit F                Consulting Agreement

     Exhibit G                Opinion of Bell Gully Buddle Weir